                                                                     Exhibit 2.1

                               FORMATION AGREEMENT

                                     between

                           RANGE RESOURCES CORPORATION

                                       and

                                FIRSTENERGY CORP.

                                      dated

                               September 30, 1999

                                TABLE OF CONTENTS

ARTICLE I FORMATION OF JOINT VENTURE

         1.1      Formation and Contribution......................................................................   2

                  1.1.1    Certification of Formation.............................................................   2

                  1.1.2    Execution and Delivery of Certain Agreements...........................................   2

                  1.1.3    Contribution by FirstEnergy............................................................   2

                  1.1.4    Contribution by Range..................................................................   3

                  1.1.5    Preparatory Transactions and Post-Contribution Transactions............................   3

                  1.1.6    Closing................................................................................   3

                  1.1.7    Retail Gas Contract Consideration......................................................   4

                  1.1.8    Pre-Closing Allocations................................................................   4

                                    1.1.9   Financing for the Company.............................................   5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF RANGE

                  2.1      Organization..........................................................................    5

         2.2      Financial Information..........................................................................    6

         2.3      Subsidiaries...................................................................................    6

         2.4      Options........................................................................................    6

         2.5      Authority; Non-contravention...................................................................    6

         2.6      Absence of Certain Changes or Events...........................................................    7

         2.7      Brokers........................................................................................    8

         2.8      Litigation.....................................................................................    8

         2.9      Employee Benefit Matters.......................................................................    8

         2.10     Tax Matters....................................................................................    9

         2.11     No Excess Parachute Payments...................................................................   11

         2.12     Environmental Matters..........................................................................   11

         2.13     Compliance with Laws...........................................................................   12

         2.14     Material Contracts and Agreements..............................................................   12

         2.15     Title to Properties............................................................................   14

         2.16     Intellectual Property..........................................................................   14

         2.17     Labor Matters..................................................................................   14

         2.18     Insurance......................................................................................   15

         2.19     Year 2000 Compliance...........................................................................   15

         2.20     Title to Oil and Gas Interests.................................................................   16

         2.21     Hedging........................................................................................   18

                  2.22.1   Recent Authorizations.................................................................   19
                  2.22.2   Specific Lease Terms..................................................................   18

         2.22     Oil and Gas Contracts..........................................................................   20

         2.23     Reserve Reports................................................................................   20

         2.24     Oil and Gas Wells, Proceeds and Sales; Equipment...............................................   21

                  2.24.1   Plugging and Abandonment Costs........................................................   22

         2.25     Necessary Assets...............................................................................   22

         2.26     Full Disclosure................................................................................   22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF FIRSTENERGY

         3.1      Organization...................................................................................  22

         3.2      Financial Information..........................................................................  23

         3.3      Subsidiaries...................................................................................  23

         3.4      Options........................................................................................  23

         3.5      Authority; Non-contravention...................................................................  23

         3.6      Absence of Certain Changes or Events...........................................................  24

         3.7      Brokers........................................................................................  25

         3.8      Litigation.....................................................................................  25

         3.9      Employee Benefit Matters.......................................................................  25

         3.10     Tax Matters....................................................................................  26

         3.11     No Excess Parachute Payments...................................................................  28

         3.12     Environmental Matters..........................................................................  28

         3.13     Compliance with Laws...........................................................................  29

         3.14     Material Contracts and Agreements..............................................................  29

         3.15     Title to Properties............................................................................  31

         3.16     Intellectual Property..........................................................................  31

         3.17     Labor Matters..................................................................................  31

         3.18     Insurance......................................................................................  32

         3.19     Year 2000 Compliance...........................................................................  32

         3.20     Title to Oil and Gas Interests.................................................................  32

         3.21     Hedging........................................................................................  34

         3.22     Oil and Gas Contracts..........................................................................  35

                  3.22.1   Recent Authorizations.................................................................  36
                  3.22.2   Specific Lease Terms..................................................................  36

         3.23     Reserve Reports................................................................................  36

         3.24     Oil and Gas Wells, Proceeds and Sales; Equipment...............................................  37

                           3.24.1   Plugging and Abandonment Costs...............................................  38

         3.25     Necessary Assets...............................................................................  38

                  3.26     Full Disclosure.......................................................................  38

ARTICLE IV COVENANTS OF RANGE

         4.1      Conduct of Business............................................................................  39

                  4.1.1    Ordinary Course.......................................................................  39

                  4.1.2    Changes in Employment Arrangements....................................................  41

         4.2      Range Preparatory Actions......................................................................  41


ARTICLE V COVENANTS OF FIRSTENERGY

         5.1      Conduct of Business............................................................................  41

                  5.1.1    Ordinary Course.......................................................................  41

                  5.1.2    Changes in Employment Arrangements....................................................  43

         5.2      FirstEnergy Preparatory Actions................................................................  43

         5.3      Gas Transport, Inc.............................................................................  43

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
ARTICLE VI CERTAIN OTHER COVENANTS

         6.1      Further Assurances.............................................................................   44

         6.2      Notice.........................................................................................   44

         6.3      HSR Act........................................................................................   45

         6.4      Access.........................................................................................   45

         6.5      Expenses.......................................................................................   46

         6.6      [Intentionally omitted.] [Schedule 6.6 intentionally omitted.].................................   46

         6.7      Disclosure Schedules...........................................................................   46

         6.8      Environmental Compliance Matters...............................................................   46

         6.9      Additional and Substitute Leases...............................................................   46

                  6.9.1    FirstEnergy Unleased PUDs.............................................................   46
                           6.9.2    .............................................................................   47

         Unleased PUDs...........................................................................................   47
                  6.10     Contribution Upon Guaranty Payment....................................................   49

ARTICLE VII CONDITIONS OF CLOSING

                  7.1      ......................................................................................   49
                                    7.1.1   HSR Act..............................................................   49

                                    7.1.2   No Injunctions or Restraints.........................................   49

                                    7.1.3   Financing............................................................   49

                                    7.1.4   Other Deliveries.....................................................   49

                  7.2      Conditions Precedent to Obligations of FirstEnergy....................................   50

                                    7.2.1   Compliance...........................................................   50

                                    7.2.2   Certification........................................................   50

                                    7.2.3   Representations and Warranties True..................................   50

                                    7.2.4   Consents, etc........................................................   50

                                    7.2.5   No Litigation........................................................   51

                                    7.2.6   No Material Adverse Change...........................................   51

                  7.3      Conditions Precedent to Obligations of Range..........................................   51

                                    7.3.1   Compliance...........................................................   51

                                    7.3.2   Certification........................................................   51

                                    7.3.3   Representations and Warranties True..................................   52

                                    7.3.4   Consents, etc........................................................   52

                                    7.3.5   No Litigation........................................................   52

                                    7.3.6   No Material Adverse Change...........................................   52


ARTICLE VIII TAX MATTERS

                  8.1      Certain Tax Matters...................................................................   53

                                    8.1.1   Access to Information................................................   53

                                    8.1.2   Indemnification Provisions for the Benefit of FirstEnergy
                                            and the Company......................................................   54

                                    8.1.3   Indemnification Provisions for the Benefit of Range and the
                                            Company..............................................................   54
                                    8.1.4   Indemnification Procedures...........................................   55
                                    8.1.5   Filing of Returns....................................................   56

                                    8.1.6   Survival.............................................................  57

ARTICLE IX INDEMNIFICATION AND CERTAIN DISCLAIMERS

                  9.1      Survival..............................................................................  57

                  9.2      Indemnification by Range..............................................................  59

                  9.3      Indemnification by FirstEnergy........................................................  60

                  9.4      Indemnification Procedures............................................................  61

                  9.5      Indemnities by the Company............................................................  63

                  9.6      Disregard of Materiality Qualifiers...................................................  64

                  9.7      Disclaimer of Representations and Warranties..........................................  64

                  9.8      Damages...............................................................................  64


ARTICLE X TERMINATION

                  10.1     Termination...........................................................................  65


ARTICLE XI CONSTRUCTION AND MISCELLANEOUS

                  11.1     Dispute Resolution and Arbitration....................................................  66

                                    11.1.1  Dispute Resolution and Arbitration...................................  66

                                    11.1.2  Choice of Forum......................................................  68

                  11.2     Notices...............................................................................  68

                  11.3     Binding Effect........................................................................  69

                  11.4     Headings; Language....................................................................  69

                  11.5     Exhibits and Schedules................................................................  69

                  11.6     Counterparts..........................................................................  69

                  11.7     No Waiver of Rights...................................................................  70

                  11.8     Pronouns..............................................................................  70

                  11.9     Time Periods..........................................................................  70

                  11.10    Modification or Amendment.............................................................  70

                  11.11    Entire Agreement......................................................................  70

                  11.12    No Assignment.........................................................................  70

                  11.13    Severability..........................................................................  70

                  11.14    Construction..........................................................................  70

                               FORMATION AGREEMENT

         THIS FORMATION AGREEMENT, dated as of this 30th day of September, 1999, is made between Range Resources Corporation ("Range"), a Delaware corporation, with its principal office at 125 State Route 43, Hartville, Ohio 44632, and FirstEnergy Corp. ("FirstEnergy"), an Ohio corporation, with its principal office at 76 South Main Street, Akron, Ohio 44308. All capitalized terms used in this Formation Agreement are used in this Formation Agreement with the meanings assigned thereto in Annex I to this Formation Agreement:

                                    RECITALS:

         A. Range, through certain of its Subsidiaries, is in the business (among other things) of oil and gas development, exploration, production, transportation, processing, marketing, trading and acquisition in the Appalachian Basin Area (such business, excluding the ownership or operation of the Excluded Range Assets and the Retail Gas Contracts, is referred to herein as the "Range Appalachian Business").

         B. FirstEnergy, through certain of its Subsidiaries, is in the business (among other things) of oil and gas development, exploration, production, transportation, processing, marketing, trading and acquisition in the Appalachian Basin Area (such business, excluding the ownership or operation of the Excluded FirstEnergy Assets, is referred to herein as the "FirstEnergy Appalachian Business").

         C. Range and FirstEnergy desire to form or cause to be formed a joint venture structured as a limited liability company organized under the laws of the State of Delaware and to be known as Great Lakes Energy Partners, L.L.C. (the "Company"), for the purpose of engaging in oil and gas development, exploration, production, gathering, natural gas processing, marketing, transportation, and acquisition in the Appalachian Basin Area and to contribute, or cause to be contributed, their respective Appalachian Businesses to the Company or its Subsidiaries in exchange for interests in the Company.

         D. In connection with the formation of the Company, Range has agreed to assign to an Affiliate of FirstEnergy its rights under the gas sales contracts described in Exhibit A hereto representing all gas sales contracts with retail customers that are used in connection with the Range Appalachian Business (the "Retail Gas Contracts") for the Retail Gas Contracts Consideration.

         NOW, THEREFORE, in consideration of the undertakings hereinafter set forth, and for other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I
                           FORMATION OF JOINT VENTURE

         I.1 Formation and Contribution. Subject to the terms and conditions of this Formation Agreement (i) prior to the Closing Date, the Initial FirstEnergy Members and the Initial Range Members shall form the Company, (ii) in return for an aggregate fifty percent (50%) Membership Interest in the Company for the Initial FirstEnergy Members, on the Closing Date, FirstEnergy shall cause the contributions set forth in Section 1.1.3 below, (iii) in return for an aggregate fifty percent (50%) Membership Interest in the Company for the Initial Range Members, on the Closing Date, Range shall cause the contributions set forth in
Section 1.1.4 below, and (iv) the other transactions contemplated by this Formation Agreement shall be effected, as follows:

                  I.1.1 Certification of Formation. Prior to the Closing Date, the Initial FirstEnergy Members and the Initial Range Members shall jointly file a Certificate of Formation for the Company with the Secretary of State of Delaware.

                  I.1.2 Execution and Delivery of Certain Agreements. On the Closing Date, the following agreements and documents shall be executed and delivered:

                        (a) LLC Agreement. The Members shall execute and deliver the LLC Agreement, immediately following the actions taken in Sections 1.1.3,
1.1.4 and 1.1.5 below.

                        (b) Administrative Services and Lease Agreement. FirstEnergy, Range, and the Company shall execute and deliver the Administrative Services and Lease Agreement in the form attached hereto as Exhibit B.

                        (c) Master Gas Purchase Agreement. FirstEnergy and the Company shall execute and deliver the Master Gas Purchase Agreement in the form attached hereto as Exhibit C.

                        (d) [Intentionally Omitted.] [Exhibit D intentionally omitted.]

                        (e) IDC Agreement. FirstEnergy and Range shall execute and deliver the IDC Agreement in the form attached hereto as Exhibit E.

                        (f) Retail Gas Contract Assignment. FirstEnergy Trading Service, Inc. and Range Energy Services, Inc. shall execute the Retail Gas Contract Assignment in the form attached hereto as Exhibit F.

                  I.1.3 Contribution by FirstEnergy. On the Closing Date, in exchange for an aggregate fifty percent (50%) Membership Interest in the Company, the Initial FirstEnergy Members shall contribute:

                        (a) the FirstEnergy Appalachian Business to the Company by FirstEnergy causing the following actions to occur in accordance with merger agreements and/or transfer instruments (as applicable) mutually acceptable to the parties hereto:

                                    (i) J R Operating shall merge with and into
the Company;

                                    (ii) MB Operating shall merge with and into
the Company; and

                                    (iii) NOOCI shall transfer all of the shares
of Ohio Intrastate to the Company.

                        (b) an aggregate amount of $3,507,000 in cash, by wire transfer to an account designated by the Company.

                  I.1.4 Contribution by Range. On the Closing Date, in exchange for an aggregate fifty percent (50%) Membership Interest in the Company, the Initial Range Members shall contribute the Range Appalachian Business to the Company by Range causing the following actions to occur in accordance with merger agreements and/or transfer instruments (as applicable) mutually acceptable to the parties hereto:

                        (a) Buffalo Oilfield shall merge with and into the Company;

                        (b) Range Operating shall merge with and into the Company;

                        (c) Range Energy Ventures shall transfer all of the membership interests of Oceana Exploration to the Company;

                        (d) Range Production shall transfer the Range Michigan Assets to the Company; and

                        (e) Range shall transfer the FFE Assets to the Company.

                  I.1.5 Preparatory Transactions and Post-Contribution Transactions. Prior to the consummation of the transactions specified in Sections 1.1.3 and 1.1.4, certain pre-closing transactions are to occur as indicated in Sections 4.2 and 5.2. Immediately following the consummation of the transactions described in Sections 1.1.3 and 1.1.4, (i) each of FirstEnergy and NOOCI shall assign its Membership Interest in the Company to Marbel HoldCo, and
(ii) each of Range Production and Range Energy Ventures shall assign its Membership Interest in the Company to Range HoldCo.

                  I.1.6 Closing. The closing (the "Closing") of the transactions contemplated hereby shall occur on September 30, 1999 (the "Closing Date"). The Closing shall take place at the offices of Brouse McDowell, 500 First National Tower, Akron, Ohio 44308. The parties may agree to change the Closing Date and the location of the Closing. The contributions contemplated in Sections 1.1.3 and 1.1.4 shall be mutually interdependent and regarded as occurring simultaneously; and no such transfer or delivery shall become effective until all other such transfers and deliveries have also been consummated. The contributions contemplated in Section 1.1.3 and 1.1.4 shall be deemed to have occurred and the Closing shall be effective as of 10:00 a.m., Eastern Standard Time, on the Closing Date.

                  I.1.7 Retail Gas Contract Consideration. On the Closing Date, in exchange for the Retail Gas Contract Assignment, FirstEnergy shall pay to Range (or its designee) the Retail Gas Contract Consideration by wire transfer to an account designated by Range in writing.

                  I.1.8 Pre-Closing Allocations. (a) Assets and liabilities arising out of the conduct of the Appalachian Business prior to the Closing Date shall be retained by each of Range and FirstEnergy (or their Affiliates) to the extent set forth in the allocation schedules for each of Range and FirstEnergy set forth on Schedule 1.1.8. Except as set forth on such Schedules, and except for the Excluded FirstEnergy Assets and the Excluded Range Assets, all other assets and liabilities shall belong to the Company, subject to the provisions of
Section 1.1.8 (c), Section 5.3 [Gas Transport, Inc.], Articles VIII [Tax Matters] and IX [Indemnification and Certain Disclaimers].

                        (b) To the extent that the Company receives any funds to which any of FirstEnergy or Range is entitled pursuant to Section 1.1.8(a), the Company shall promptly deliver such funds to an account designated in writing by such entity. To the extent that either of FirstEnergy or Range (or their respective Affiliates) receives any funds to which the Company is entitled pursuant to Section 1.1.8(a), such entity shall (or shall cause its Affiliates to) promptly deliver such funds to the Company. If any party hereto pays any cost or expense (or related account payable) arising in the ordinary course of business or operations that are properly borne by any other party hereto pursuant to Section 1.1.8(a), the party responsible for such cost or expense (or related account payable) pursuant to Section 1.1.8(a) shall promptly reimburse the party who made such payment; provided that if the Company pays any such cost or expense (or related account payable) that are properly borne by either FirstEnergy or Range, then the Company shall be entitled to offset any such amounts paid against any funds that it receives that are payable to such party pursuant to this Section 1.1.8.

                        (c) FirstEnergy shall be entitled to a payment by the Company for the difference between the capital expenditures expended upon the 1999 Marbel drilling program and the 1999 Range drilling program in the amount estimated by the parties as of the Closing Date to be $1,528,461. Following the Closing Date, the parties shall determine the actual costs expended upon such drilling programs in accordance with the following guidelines:

                            (i) The subject cost must have a service date
(actual service or work performed date) after December 31, 1998 and prior to the Closing Date;

                            (ii) New wells - All drilling and completion costs
related to new wells spud after December 31, 1998. These costs shall include title, permitting and surveying;

                            (iii) Pipelines - All costs related to newly
constructed pipelines including compressors and metering. Upgrades, replacements or repairs of existing pipelines shall be excluded;

                            (iv) Seismic - included; and

                            (v) Excluded costs - All lease costs including lease
rentals, landman time and landowner bonuses.

There shall be a post-Closing adjustment computation prepared by the parties prior to December 31, 1999. To the extent the actual amounts differ from the estimated amounts, then a final adjustment shall be made among the Company, Range, and FirstEnergy, as the case may be.

                  I.1.9 Financing for the Company. As of the Closing Date, FirstEnergy and Range agree that the Company shall enter into a revolving credit facility with BankOne N.A. and other lenders, providing the Company with revolving credit of up to $275,000,000. On the Closing Date, such parties agree that the Company shall borrow, under such credit agreement, an amount equal to $186,299,535 and that the Company shall use the proceeds of such borrowing and cash contributions received by the Company to pay $188,278,074 to BankOne N.A. for the repayment of $188,278,074 in debt owed by the Company to a bank group for which BankOne N.A. is the agent (such debt was previously the debt of Range and was assumed by the Company's predecessor, Range Operating, in connection with the release of the Range Bank Liens encumbering the capital stock of the Range Stock Parties) (the "Assumed Debt").

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF RANGE

         Range represents and warrants to FirstEnergy as follows, of which each representation and warranty shall be deemed to be material and independently relied upon by FirstEnergy without regard to any investigation undertaken by
FirstEnergy:

         II.1 Organization. Range and each of the Range Participating Entities is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation. Range Operating, prior to the transactions described in Section 4.2, owns all the outstanding equity interests in Range Development, free and clear of all Liens, except the Range Bank Liens, and all such interests have been validly issued and are fully paid and nonassessable. Range, prior to the formation of Range HoldCo (as is contemplated in Section 4.2), owns all of the outstanding equity interests in Range Operating and Buffalo Oilfield, free and clear of all Liens, except the Range Bank Liens, and all such interests have been validly issued and are fully paid and non-assessable. Range HoldCo, following the consummation of the transactions described in Section 4.2, will own all the outstanding equity interests in each of Range Operating and Buffalo Oilfield, in each case, free and clear of all Liens, except the Range Bank Liens, and all such interests have been (or will be as of the Closing) validly issued and are fully paid and non-assessable. Range Energy Ventures owns all of the outstanding equity interests in Oceana Exploration free and clear of all Liens, except the Range Bank Liens, and all such interests have been validly issued and are fully paid and non-assessable. The only jurisdictions in which Range and any Range Participating Entity are required to qualify to transact business as a foreign entity are as set forth on
Schedule 2.1 attached hereto, and each of Range and the Range Participating Entities is in good standing under the laws of each such jurisdiction, other than in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on the Range Appalachian Business.

         II.2 Financial Information. Range has delivered to FirstEnergy the financial information regarding the Range Appalachian Business attached hereto as Schedule 2.2. The financial information set forth in Schedule 2.2 is true and correct in all material respects as of the date set forth in Schedule 2.2. The information provided by Range, relating to the Range Appalachian Business and employees, to prepare the pro forma and projected financial information of the Company for the calendar years of 1999 and 2000 is true and correct in all material respects as of the date provided to FirstEnergy.

         II.3 Subsidiaries. None of the Range Stock Parties owns, directly or indirectly, any capital stock or other ownership interest in any Subsidiary, except (i) as set forth in Schedule 2.3, (ii) for the Excluded Range Assets to be transferred prior to the Closing by the Range Stock Parties to their Affiliates, none of which will be Range Stock Parties, and (iii) prior to the transactions contemplated by Section 4.2, Range Operating owns equity interests in Range Development.

         II.4 Options. Except as contemplated in Sections 1.1.4 and 4.2 hereof, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which any of the Range Stock Parties is a party, or by which it is bound, obligating any of the Range Stock Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Range Stock Parties or obligating the Range Stock Parties to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         II.5 Authority; Non-contravention. (a) Range has the requisite corporate power and authority to enter into this Formation Agreement and it and Range and each Range Participating Entity has the requisite corporate, partnership or limited liability company power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Formation Agreement by Range and the consummation by Range and each Range Participating Entity of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of Range and each Range Participating Entity. This Formation Agreement has been duly and validly executed and delivered by Range and constitutes a valid and binding obligation of Range enforceable against Range in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws or judicial decisions now or hereafter in effect relating to creditors' rights generally,
(ii) such enforcement may be subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (iii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. As of the Closing, each Transaction Document will be duly and validly executed and delivered by Range or the Range Participating Entity that is a party thereto and each such document will constitute a valid and binding obligation of such party enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) such enforcement may be subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (iii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) The execution and delivery of this Formation Agreement by Range does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Range or any Range Participating Entity will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or a "put" right with respect to any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any material Included Range Assets under any provision of (i) the Certificate of Incorporation, Bylaws or other organizational documents of Range or any Range Participating Entity, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, Permit, concession, franchise or license applicable to Range or any Range Participating Entity or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to Range or any Range Participating Entity or their respective properties or assets. Except as set forth in Schedule 2.5, and except with respect to environmental Permits (which are subject to Section 2.12), no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or third Person is required by or with respect to Range or the Range Participating Entities in connection with the execution and delivery of this Formation Agreement by Range or the consummation by

Range or any Range Participating Entity of the transactions contemplated hereby, except as required pursuant to the HSR Act, and Customary Post-Closing Consents.

         II.6 Absence of Certain Changes or Events. Except as set forth on
Schedule 2.6 or as contemplated by this Formation Agreement, since December 31, 1998, there has not been:

                           (a) any event or occurrence with respect to the Range
Appalachian Business that could reasonably be expected to have a Material Adverse Effect on such business;

                           (b) (i) any granting by Range or any Range
Participating Entity to any employee of the Range Participating Entities employed in connection with the Range Appalachian Business (a "Range Appalachian Employee") of any increase in compensation, except in the ordinary course of business of such Range Participating Entity consistent with prior practice or as was required under employment agreements in effect as of December 31, 1998;

                               (ii) any granting by Range or any Range
Participating Entity to any Range Appalachian Employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1998; or

                               (iii) any entry by Range or any Range
Participating Entity into any employment, severance or termination agreement with any Range Appalachian Employee not in the ordinary course of business;

                           (c) any damage, destruction or casualty loss, whether
or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect on the Range Appalachian Business, or

                           (d) any change in accounting methods, principles or
practices by Range or the Range Participating Entities relating to the Range Appalachian Business that materially affected such business, except insofar as may have been required by a change in GAAP.

         II.7 Brokers. No broker, finder or investment banker (other than McDonald Investments, Inc.) is entitled to any brokerage, finder's fee or other fee or commission payable by Range or any of its Subsidiaries in connection with the transactions contemplated by this Formation Agreement based upon arrangements made by and on behalf of Range or any of its Subsidiaries.

         II.8 Litigation. Except as set forth in Schedule 2.8 (the "Range Existing Litigation") and except with respect to Environmental Matters (which are subject to Section 2.12), there is no material claim, suit, action, proceeding or investigation pending or, to the Knowledge of Range, threatened against the Range Stock Parties, Range Production or otherwise affecting the Range Appalachian Business.

         II.9     Employee Benefit Matters.

                           (a) Set forth on Schedule 2.9 is a list of each of
the following that is currently sponsored, maintained or contributed to by Range or any of its Subsidiaries for the benefit of the Range Appalachian Employees:

                               (i) each "employee benefit plan," as such term is
defined in Section 3(3) of ERISA ("Range Plans"); and

                               (ii) each stock option plan, collective
bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting and employment agreement ("Range Benefit Programs or Agreements").

                           (b) True, correct and complete copies of each of the
Range Plans, the Range Benefit Programs or Agreements and related trusts, as in effect on the date hereof, have been made available to FirstEnergy.

                           (c) Neither Range nor its Subsidiaries sponsors,
maintains, contributes to or has an obligation to contribute to, or has at any time within the past six years sponsored, maintained, contributed to or had an obligation to contribute a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           (d) As to any Range Plan subject to Title IV of
ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 4043.1 et seq., promulgated by the Pension Benefit Guaranty Corporation ("PBGC"), have not been waived) has occurred, no notice of intent to terminate such Range Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under
Section 4042 of ERISA to terminate such Range Plan, no liability to the PBGC has been incurred, and the assets of such Range Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Range Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                           (e) With respect to any employee benefit plan, within
the meaning of Section 3(3) of ERISA, which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within the past six years, by any corporation, trade, business or entity under common control with Range and its Subsidiaries, within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA ("Range Commonly Controlled Entity"), (1) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (2) no liability to the PBGC has been incurred by any Range Commonly Controlled Entity, which liability has not been satisfied, (3) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
Section 412 of the Code has been incurred, and (4) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

         II.10    Tax Matters.

                           (a) Except as set forth on Schedule 2.10(a), (i) each
of the Range Stock Parties has duly filed on a timely basis all Returns of income taxes and all material Returns of other Taxes required to be filed by it or such income or other Returns have been included in a Return filed by a consolidated or combined group of companies of which it and the other Range Stock Parties is or has been a member; (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Return have been or will be so included and all information provided in each such Return is or will be true, correct and complete in all material respects, (iii) all Taxes which have become or will become due with respect to the period covered by each such Return whether or not reflected on the Returns, have been or will be timely paid in full, (iv) all withholding requirements imposed on or with respect to the Range Stock Parties have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Return or late payment of any such Taxes.

                           (b) Except as set forth on Schedule 2.10(b), all
Returns of, or with respect to, the Range Stock Parties have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired, for all periods up to and including the periods set forth in Schedule 2.10(b). Range has no Knowledge that an assertion has ever been made by a Governmental Authority in a jurisdiction where any of the Range Stock Parties does not currently file Returns that it is or may be subject to taxation in that jurisdiction, nor is any such assertion pending or, to the Knowledge of Range, threatened.

                           (c) There is no claim with respect to the Range Stock
Parties for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Return of or with respect to the Range Stock Parties, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 2.10(c).

                           (d) There is not in force any extension of time with
respect to the due date for the filing of any Return of or with respect to the Range Stock Parties or any waiver or agreement for any extension of time for the assessment or payment of any Taxes of or with respect to the Range Stock Parties.

                           (e) Schedule 2.10(e) contains a true and complete
copy of each written tax allocation or sharing agreement and a true and complete description of each unwritten tax allocation or sharing arrangement affecting the Range Stock Parties. All such agreements shall be terminated prior to the Closing Date, and no payments are due or will become due on or after the Closing Date pursuant to any such agreement or arrangement.

                           (f) The Range Stock Parties will not be required to
include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Taxing Authority with respect to any such taxable period.

                           (g) No Liens (whether filed or arising by operation
of law) have been imposed upon or asserted against the Range Stock Parties or the Range Appalachian Business as a result of or in connection with the failure or alleged failure to pay any Taxes.

                           (h) Except as provided under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law), none of the Range Stock Parties has any liabilities for the Taxes of any Person as a transferee or successor, or by contract or otherwise.

         II.11 No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Formation Agreement by any employee, officer or director of Range or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) or would be non-deductible by reason of Code Section 162(m).

         II.12 Environmental Matters. Except as set forth on Schedule 2.12 or as could not reasonably be expected to have a Material Adverse Effect on the Range Appalachian Business:

                           (a) The Range Appalachian Business, the Included
Range Assets, and each of the Range Stock Parties are in compliance with all Environmental Laws, and there are no conditions existing on the Included Range Assets or resulting from the operation of the Range Appalachian Business, the Included Range Assets, and the Range Stock Parties that could reasonably be expected to give rise to any on-site or off-site remedial obligations under any Environmental Law;

                           (b) Without limitation of clause (a) above, the Range
Appalachian Business, the Included Range Assets, and the Range Stock Parties are not subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority under any Environmental Law;

                           (c) All Permits, if any, required to be obtained or
filed by the Range Stock Parties and Range Production relating to the Range Appalachian Business or the Included Range Assets under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or Release of any substance, material or waste regulated under Environmental Laws into the Environment, have been duly obtained, and the Range Appalachian Business, the Included Range Assets and such Persons are in compliance with the terms and conditions of all such Permits. No actions or appeals are pending or, to the Knowledge of Range, threatened, to revoke or materially alter the terms and conditions of such Permits;

                           (d) Since the effective date of the relevant
requirements of RCRA or other applicable

Environmental Laws, all substances, materials or wastes regulated under RCRA or another applicable Environmental Law that are generated by the Range Appalachian Business or at any of the Included Range Assets and require disposal or treatment have been transported only by carriers maintaining valid authorizations under RCRA or other applicable Environmental Law and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under RCRA or other applicable Environmental Law, and, to the Knowledge of Range, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                           (e) There are no asbestos-containing materials or
naturally occurring radioactive materials on or in any of the Included Range Assets, and there are no storage tanks, open or closed pits, sumps, or other containers on or under any of the Included Range Assets from which any substances, materials or wastes regulated under Environmental Laws have been Released into the surrounding Environment; and

                           (f) Without limiting the foregoing, there is no
Liability to any non-governmental third party under Environmental Laws or under common law in connection with any Release or Threat of Release of any substances, materials or wastes regulated under Environmental Laws into the Environment as a result of or with respect to the properties or businesses of the Range Appalachian Business.

Without limiting the foregoing and subject to the matters set forth in Schedule 2.12, to the Knowledge of Range, the facts included in the Facilities Facts Forms provided by Range to FirstEnergy were true and correct in all material respects for the purposes of providing information for FirstEnergy's environmental due diligence as of the date provided to FirstEnergy. Notwithstanding anything in this Formation Agreement to the contrary, this
Section 2.12 and not Section 2.13 or any other Section in this Article II shall apply with respect to any representation by Range regarding Environmental Matters.

         II.13 Compliance with Laws. The Range Stock Parties and Range Production hold, and the Included Range Assets include, all material Permits required, necessary or applicable for the ownership or operation of the Range Appalachian Business. Such Persons are in material compliance with the terms of such Permits. To the Knowledge of Range, none of the Range Participating Entities have materially violated or failed to comply with any material Law applicable to the Range Appalachian Business.

         II.14    Material Contracts and Agreements.

                           (a) Schedule 2.14 lists the following contracts and
other agreements (written or oral) to which the Range Participating Entities are a party or are subject and which are part of the Included Range Assets:

                               (i) any agreement (or group of related
agreements) for the purchase or sale of parts or other goods and services in an amount in excess of $100,000;

                               (ii) any lease or rental of real or personal
property to or from any Person providing for lease payments in excess of $100,000 per year or having a remaining term in excess of one year;

                               (iii) any agreement concerning a partnership or
joint venture or agency relationship;

                               (iv) any agreement (or group of related
agreements) involving the creation, incurrence, assumption or guarantee of any Indebtedness except trade payables, in an amount in excess of $100,000, or for which a security interest for any such obligations has been granted;

                               (v) any material agreement concerning
non-competition;

                               (vi) any collective bargaining agreement or other
contract with any labor union;

                               (vii) any employment agreement which is not
terminable at will or any agreement providing severance benefits outside the customary severance policy of Range or its Subsidiaries; and

                               (viii) any agreement under which any of the Range
Stock Parties has advanced or loaned any amount of money to its directors, officers or employees outside the ordinary course of business.

Copies of all Range Material Contracts, together with all amendments thereto, have been made available to FirstEnergy. For purposes of this provision, "Range Material Contracts" shall be deemed to include all contracts described in this
Section 2.14(a) and, except for any Excluded Range Assets, all contracts that would be required to be filed by the Range Stock Parties or Range Production (in connection with the Range Michigan Assets) with the Securities and Exchange Commission as exhibits to an annual report on Form 10-K if such Persons had equity securities registered under the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, contracts included in the Range Oil and Gas Interests relating to the Range Appalachian Business shall not be governed by this Section 2.14 but shall be governed exclusively by Section 2.22.

                           (b) With respect to the Range Material Contracts:

                               (i) all Range Material Contracts are in full
force and effect and are the valid and legally binding obligations of Range or any Range Participating Entity that is a party thereto, and to the Knowledge of Range, the other parties thereto, and are enforceable in accordance with their respective terms;

                               (ii) none of the Range Stock Parties or Range
Production is in material breach or default with respect to its obligations under any Range Material Contract and, to the Knowledge of Range, no other party to any Range Material Contract is in material breach or default with respect to its obligations thereunder, including with respect to payments or otherwise;

                               (iii) none of the Range Stock Parties or Range
Production has given notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Range Material Contract nor have they received any notice thereof from the other parties to such contract; and

                               (iv) no Range Material Contract contains any
provision that prevents a Range Stock Party or Range Production from owning, managing and/or operating the Range Appalachian Business substantially in accordance with historical practices.

         II.15    Title to Properties.

                           (a) Except as set forth in Schedule 2.15(a), (i) the
Range Stock Parties have good and marketable title to, or valid leasehold interests in, all of their respective real and personal tangible property, and
(ii) Range Production has good and marketable title to, or valid leasehold interests in, all of the real and personal tangible property included in the Range Michigan Assets, in each case, free and clear of all Liens except for Permitted Liens and easements, rights of way, servitudes, permits, conditions, covenants or other restrictions or encumbrances, which do not interfere materially with the operation, value, or use of the property subject thereto (as currently conducted).

                           (b) Each Range Stock Party and Range Production (with
respect to the Range Michigan Assets) has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each such Person enjoys peaceful and undisturbed possession under all such leases with respect to which it is the lessee thereunder.

                           (c) Notwithstanding anything in this Formation
Agreement to the contrary, representations as to title to the Range Oil and Gas Interests shall not be governed by this Section 2.15 but shall be governed by
Section 2.20.

         II.16 Intellectual Property. Range Production and the Range Stock Parties own, or are licensed or otherwise have the right to use, and the Included Range Assets include, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property") currently used in the conduct of the Range Appalachian Business. No Person has notified the Range Stock Parties or Range Production that their use of such Intellectual Property infringes on the rights of any Person and, to the Knowledge of Range, no Person is infringing on any right of the Range Stock Parties or Range Production with respect to any such Intellectual Property.


         II.17 Labor Matters. Except as set forth on Schedule 2.17, there are no collective bargaining agreements or other labor union agreements or understandings to which any of the Range Stock Parties is a party or by which any of them is bound, nor are any of the Range Stock Parties the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Except as set forth on Schedule 2.17, there is no union organization activity involving any of the employees of any of the Range Stock Parties pending or, to the Knowledge of Range, threatened. There are no picketing, strikes or any material slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of any of the Range Stock Parties pending, or to the Knowledge of Range, threatened. Each of Range (to the extent relating to the Range Appalachian Business) and the Range Stock Parties is in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state or local "mass layoff" or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to any of the Range Stock Parties or Range Production within the six (6) months prior to Closing.

         II.18 Insurance. Schedule 2.18 sets forth information as of the date hereof with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage, and bond and surety arrangements) to which each of the Range Stock Parties is a party, a named insured, or otherwise a named beneficiary of coverage (excluding policies maintained by unaffiliated third parties for the benefit of any of the Range Stock Parties). With respect to each such insurance policy, and except as set forth on Schedule 2.18: (a) the policy is in full force and effect; (b) to the Knowledge of Range, each of the Range Stock Parties is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (c) no party to the policy has repudiated any provision thereof. Each of the Range Stock Parties has not reached or exceeded its policy limits for any insurance policies in effect at any time during the past five years.

         II.19 Year 2000 Compliance. Range (with respect to the FFE Assets), the Range Stock Parties and Range Production (with respect to the Range Michigan Assets) have initiated and diligently pursued a program or programs calculated to cause their assets, components, systems, processes, controls, equipment, and the Range Appalachian Business to be Year 2000 Compliant. Neither Range (with respect to the FFE Assets), the Range Stock Parties nor Range Production (with respect to the Range Michigan Assets) have, whether by contract, agreement or otherwise, waived or otherwise limited any material right of recovery they might have against their suppliers, contractors or subcontractors for losses arising out of claims made against them by third parties arising out of the failure of the assets, components, systems, processes, controls, equipment, or the Range Appalachian Business, to be Year 2000 Complaint. For purposes of this Agreement, "Year 2000 Compliant" means:

                           (a) the functions, calculations and computing
processes perform in a consistent manner and without interruptions, regardless of the date in time on which processes are actually performed, and regardless of the data input or output, whether before, on, during or after January 1, 2000, and whether or not the data is affected by leap years;

                           (b) date data is accepted, calculated, compared,
sorted, extracted, sequenced or otherwise processed, and returned and displayed, in a consistent manner regardless of the dates used in such data, whether before, on, during or after January 1, 2000; and

                           (c) the assets, products, components, systems,
processes, controls or other goods accept and respond to year-date input, and store and display data in a manner that is unambiguous as to the century in a defined, predetermined and appropriate manner.

         II.20    Title to Oil and Gas Interests.

                           (a) Except as set forth in Schedule 2.20(a), the
Range Stock Parties and Range Production have Defensible Title to all of the Range Oil and Gas Interests classified as proved developed producing, proved developed non-producing and proved undeveloped in the Range Reserve Report (each, a "Range Classified Property") except to the extent that such interests have thereafter been disposed of in the ordinary course of business consistent with past practice. For the purposes of this Section 2.20, "Defensible Title" means, with respect to any Range Classified Property, such record and beneficial title that (x) entitles the party named to receive, from its ownership of such interest, a percentage of all Hydrocarbons produced, saved, and marketed from the well or property constituting such Range Classified Property not less than the net revenue interest set forth in the Range Reserve Report for such well or property, without reduction, suspension or termination for the productive life of such well or property, except as a result of elections not to participate in an operation under an applicable operating, unit or other agreement, or readjustments of interest provided for under the terms of the applicable operating, unit or other agreement, in each case, after the date hereof; (y) obligates the party named to bear a percentage of the costs and expenses relating to operations on, and the maintenance and production of, such well or property, not greater than the working or operating interest set forth in the Range Reserve Report without increase for the productive life of such well or property, except as a result of an election of other parties not to participate in an operation under an applicable operating, unit or other agreement, contribution requirements with respect to defaulting co-owners, or readjustments of interest provided for under the terms of the applicable operating, unit or other agreement, in each case, after the date hereof; and (z) is free and clear of any Liens except Range Permitted Encumbrances. For the purposes of this Formation Agreement, "Range Permitted Encumbrances" means:

                               (i) royalties, overriding royalties, reversionary
interests and similar burdens if the cumulative effect of such burdens does not reduce the net revenue interest with respect to a well or property below the net revenue interest shown therefor in the Range Reserve Report or increase the working interest with respect to such well or property above the working interest shown therefor in the Range Reserve Report without a proportionate increase in the net revenue interest with respect to such well or property;

                               (ii) the terms and conditions of all leases,
servitudes, production sales contracts, division orders, contracts for sale, purchase, exchange, refining or processing of Hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements, including the terms and conditions of any and all contracts and agreements set forth in the Range Reserve Report covering production sales; provided that such contracts and agreements do not reduce the net revenue interest of any well or property included in the Range Classified Properties below the net revenue interest shown therefor in the Range Reserve Report or increase the working interest with respect to such well or property above the working interest shown therefor in the Range Reserve Report without a proportionate increase in the net revenue interest with respect to such well or property;

                               (iii) easements, rights of way, servitudes,
permits, surface leases and other rights with respect to surface obligations, pipelines, grazing, canals, ditches, reservoirs, or the like, conditions, covenants or other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of the Range Classified Properties, in each case which do not interfere materially with the operation, value, or use of the property subject thereto (as currently conducted);

                               (iv) any preferential purchase rights, required
third party consents to assignment and similar agreements and obligations not applicable to the transactions contemplated hereby, or if applicable to the transactions contemplated hereby, with respect to which prior to the Closing Date (A) waivers or consents have been obtained from the appropriate Person, or
(B) the applicable period of time for asserting such rights has expired without any exercise of such rights;

                               (v) Liens for Taxes or assessments not yet
delinquent;

                               (vi) materialmen's, mechanic's, repairman's,
employee's, contractor's, operator's, and other similar Liens arising in the ordinary course of business (A) if they have not been filed pursuant to Law, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by Law or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action;

                               (vii) consents or approvals that are ministerial
in nature and are customarily obtained from Governmental Authorities after the Closing Date in connection with transactions of the same nature as are contemplated hereby ("Customary Post-Closing Consents");

                               (viii) conventional rights of reassignment
arising in respect of abandonment, cessation of production or expiration of leases;

                               (ix) all rights reserved to or vested in any
Governmental Authority to control or regulate any of the Range Classified Properties in any manner, and all applicable Laws; and

                               (x) any other Liens, contracts, agreements,
instruments, obligations, defects or irregularities of any kind whatsoever, which do not interfere materially with the operation, value, or use of the property subject thereto (as currently conducted), or that are set forth in
Schedule 2.20(a).

                           (b)      Except as set forth in Schedule 2.20(b):

                                    (i) each Range Leasehold Interest is valid,
binding and enforceable in accordance with its terms; and

                                    (ii) none of the Range Stock Parties or
Range Production that is a party to each such Leasehold Interest, nor, to the Knowledge of Range, any other party to any such Leasehold Interest, is in material breach or default thereunder, no notice of default or termination thereunder has been given or received by such Person, and no event has occurred which would, with the giving of notice or passage of time or both, constitute a material breach or default thereunder or permit termination, modification or acceleration thereunder.

         II.21 Hedging. Except under agreements that are Excluded Range Assets, there are no obligations of the Range Stock Parties and Range Production (with respect to the Range Michigan Assets) to deliver Hydrocarbons attributable to any of their properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations (other than as a result of gas imbalances) without then or thereafter being entitled to receive full value therefor. Except
(i) under agreements that are Excluded Range Assets, (ii) with respect to the new hedges entered into by Range Operating Company described on Schedule 2.14, and (iii) for fixed price gas contracts entered into by the Range Stock Parties and Range Production (with respect to the Range Michigan Assets) in the ordinary course of business on or before the date of this Formation Agreement, none of such Persons is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities relating to the Range Appalachian Business.

         II.22    Oil and Gas Contracts.

                           (a) Except as set forth in Schedule 2.22, the Range
Oil and Gas Interests are not subject to and do not include:

                                    (i) any instrument or agreement evidencing
or related to Indebtedness for borrowed money (except any instrument evidencing the Assumed Debt);

                                    (ii) any agreement not entered into in the
ordinary course of business in which the amount involved is in excess of $250,000, except life-of-well natural gas purchase contracts; or

                                    (iii) any agreement concerning a drilling
and/or exploration program, partnership, joint venture or agency relationship with a third Person other than a Range Stock Party.

                           (b) With respect to the Range Oil and Gas Contracts:

                                    (i) all Range Oil and Gas Contracts are in
full force and effect and are the valid and legally binding obligations of the Range Stock Parties and Range Production (to the extent any such Person is a party thereto);

                                    (ii) none of the Range Participating
Entities is in material breach or default with respect to its obligations under any Range Oil and Gas Contract and, to the Knowledge of Range, no other party to any Range Oil and Gas Contract is in material breach or default with respect to its obligations thereunder, including with respect to payments or otherwise;

                                    (iii) no party to any Range Oil and Gas
Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and

                                    (iv) no Range Oil and Gas Contract contains
any provision that prevents a Range Stock Party or Range Production from owning, managing and operating the Range Oil and Gas Interests substantially in accordance with historical practices.

For purposes of this Formation Agreement, "Range Oil and Gas Contracts" shall be deemed to include all contracts described in Section 2.22(a) and all contracts relating to, or included in, the Range Oil and Gas Interests that would be required to be filed by the Range Stock Parties or Range Production (in connection with the Range Michigan Assets) with the Securities and Exchange Commission as exhibits to an annual report on Form 10-K if such Persons had equity securities registered under the Securities Exchange Act of 1934, as amended.

                  II.22.1 Recent Authorizations. As of the date of this Formation Agreement, except as set forth in Schedule 2.22.1, with respect to authorizations for expenditure executed on or after January 1, 1999:

                                    (a) there are no material outstanding calls
for payments that are due or that any of the Range Stock Parties or Range Production is committed to make that have not been made with respect to the Range Oil and Gas Interests;

                                    (b) there are no material operations in
connection with the Range Oil and Gas Interests with respect to which any Range Stock Parties or Range Production has become a nonconsenting party; and

                                    (c) there are no commitments for the
material expenditure of funds for drilling or other capital projects with respect to the Range Oil and Gas Interests, other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

                  II.22.2 Specific Lease Terms. Except as set forth in Schedule
2.22.2 or as would not have a Material Adverse Effect on the Range Appalachian
Business:

                                    (a) there are no express contractual
obligations to engage in continuous development operations in order to maintain any producing Range Leasehold Interest in force and effect;

                                    (b) there are no provisions applicable to
the Range Leasehold Interests that increase the royalty percentage of the lessor thereunder; and

                                    (c) none of the Range Leasehold Interests
are limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

         II.23    Reserve Reports.

                                    (a) Except as set forth in Schedule 2.23(a),
all information supplied to Wright & Company, Inc. by or on behalf of Range and the Range Participating Entities that was material to such firm's estimates of proved oil and gas reserves attributable to the Range Oil and Gas Interests set forth in the proved oil and gas reserve reports concerning the Range Oil and Gas Interests dated as of December 31, 1998 (such reserve report, the "Range Reserve Report"), was (at the time supplied or as modified or amended prior to the issuance of the Range Reserve Report) true and correct in all material respects, and Range has no Knowledge of any material errors in such information that existed at the time of such issuance. For purposes of this Formation Agreement, "Range Oil and Gas Interests" means, to the extent relating to or constituting a part of the Included Range Assets, (i) all direct and indirect interests in and rights with respect to working, leasehold and mineral interests, and operating rights, royalties, overriding royalties, production payments, net profit interests and other non working interests and nonoperating interests, including reversionary interests (collectively, "Range Leasehold Interests"); (ii) all interests in rights with respect to oil, condensate, gas, casing head gas and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom; (iii) all contracts in connection therewith and claims and rights thereto (including all operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder); (iv) all interests in surface estates, easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (v) all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except as set forth in Schedules 2.23(a) and 2.23(b) and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no change in respect of the information supplied to Wright & Company, Inc. for the Range Reserve Report that, individually or in the aggregate, would have a Material Adverse Effect on the Range Appalachian Business.

                                    (b) Set forth in Schedule 2.23(b) is a list
of all material Range Oil and Gas Interests that were included in the Range Reserve Report that have been disposed of prior to the date of this Formation Agreement.

         II.24 Oil and Gas Wells, Proceeds and Sales; Equipment. Except as otherwise set forth in Schedule 2.24 or as could not reasonably be expected to have a Material Adverse Effect on the Range Appalachian Business:

                                    (a) none of the wells included in the Range
Oil and Gas Interests are currently underproduced or overproduced;

                                    (b) there have been no changes proposed in
the production allowables for any wells included in the Range Oil and Gas Interests;

                                    (c) all wells included in the Range Oil and
Gas Interests have been drilled and, if completed, operated and produced in accordance with good oil and gas field practices and in compliance in all respects with applicable oil and gas leases and applicable Laws;

                                    (d) there are no wells included in the Range
Oil and Gas Interests that:

                                        (i) the Range Stock Parties or Range
Production (with respect to the Range Michigan Assets) are currently obligated by law or contract to plug and abandon or will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because such wells are not currently capable of producing in commercial quantities (other than as a result of a temporary cessation of production);

                                        (ii) are subject to exceptions to a
requirement to plug and abandon issued by a Governmental Authority having jurisdiction over such wells; or

                                        (iii) have been plugged and abandoned
but have not been plugged or reclaimed in accordance with all applicable requirements of each Governmental Authority having jurisdiction over such wells;

                                    (e) proceeds from the sale of Hydrocarbons
produced from the Range Oil and Gas Interests are being received by the Range Stock Parties or Range Production in a timely manner and are not being held by third parties in suspense for any reason;

                                    (f) no Person has any call on, option to
purchase or similar rights with respect to the production of Hydrocarbons attributable to the Range Oil and Gas Interests, except for any such call, option or similar right at market prices; and

                                    (g) all equipment and machinery (including
without limitation, the FFE Assets) currently in use and material to the operation of the Range Oil and Gas Interests as conducted prior to the date hereof is in reasonable working condition, ordinary wear and tear excepted.

                  II.24.1 Plugging and Abandonment Costs. Based upon past industry practices and applicable Law in the Appalachian Basin Area, to Range's Knowledge, the aggregate plugging and abandonment costs attributable to the wells included in the Range Included Assets (after deducting all revenues received from sales of non-producing wells or equipment associated therewith) will not exceed $100,000 in each of the next two years.

         II.25 Necessary Assets. The Included Range Assets and the assets set forth in Schedule 2.25 constitute all of the assets utilized by Range and the Range Participating Entities for the ownership and operation of the Range Appalachian Business (as currently conducted).

         II.26 Full Disclosure. No representation or warranty by Range in this Formation Agreement and no statement of Range contained in any Schedule to this Formation Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of Range, there is no event or circumstance which Range has not disclosed to FirstEnergy in writing which would or could reasonably be expected to have a Material Adverse Effect on the business, prospects or condition (financial or other) of the Range Stock Parties or the Company or the ability of Range or the Range Participating Entities to perform this Formation Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF FIRSTENERGY

         FirstEnergy represents and warrants to Range as follows, of which each representation and warranty shall be deemed to be material and independently relied upon by Range without regard to any investigation undertaken by Range:

         III.1 Organization. FirstEnergy and each of the FirstEnergy Participating Entities is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation. MB Operating, prior to the transactions described in Section

5.2, owns all of the outstanding equity interests in Natural Gas Brokerage, J R Nominee Corp., and J R Nominee Corp.-II, in each case free and clear of all Liens, and all such interests have been validly issued and are fully paid and nonassessable. NOOCI owns all of the outstanding equity interests in Ohio Intrastate and Gas Transport free and clear of all Liens, and all such interests have been validly issued and are fully paid and non-assessable. Marbel Energy owns all the outstanding equity interests in MB Operating, and FirstEnergy owns all the outstanding equity interests in J R Operating, in each case, free and clear of all Liens, and all such interests have been validly issued and are fully paid and nonassessable. The only jurisdictions in which FirstEnergy and any of the FirstEnergy Participating Entities are required to qualify to transact business as a foreign entity are as set forth on Schedule 3.1 attached hereto, and each of FirstEnergy and the FirstEnergy Participating Entities is in good standing under the laws of each such jurisdiction, other than in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on the FirstEnergy Appalachian Business.

         III.2 Financial Information. FirstEnergy has delivered to Range the financial information regarding the FirstEnergy Appalachian Business attached hereto as Schedule 3.2. The financial information set forth in Schedule 3.2 is true and correct in all material respects as of the date set forth in Schedule
3.2. The information provided by FirstEnergy, relating to the FirstEnergy Appalachian Business and employees, to prepare the pro forma and projected financial information of the Company for the calendar years of 1999 and 2000 is true and correct in all material respects as of the date provided to Range.

         III.3 Subsidiaries. None of the FirstEnergy Stock Parties owns, directly or indirectly, any capital stock or other ownership interest in any Subsidiary, except (i) as set forth in Schedule 3.3 and (ii) prior to the transactions described in Section 5.2, MB Operating owns equity interests in J R Nominee Corp., Natural Gas Brokerage and J R Nominee Corp.-II and NOOCI owns equity interests in Ohio Intrastate and Gas Transport.

         III.4 Options. Except as is contemplated by Sections 1.1.3 and 5.2 hereof, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which any of the FirstEnergy Stock Parties is a party, or by which it is bound, obligating any of the FirstEnergy Stock Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the FirstEnergy Stock Parties or obligating the FirstEnergy Stock Parties to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         III.5 Authority; Non-contravention. (a) FirstEnergy has the requisite corporate power and authority to enter into this Formation Agreement and it and FirstEnergy and each FirstEnergy Participating Entity has the requisite corporate, partnership or limited liability company power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Formation Agreement by FirstEnergy and the consummation by FirstEnergy and each FirstEnergy Participating Entity of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of FirstEnergy and each FirstEnergy Participating Entity. This Formation Agreement has been duly and validly executed and delivered by FirstEnergy and constitutes a valid and binding obligation of FirstEnergy enforceable against FirstEnergy in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws or judicial decisions now or hereafter in effect relating to creditors' rights generally,
(ii) such enforcement may be subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (iii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. As of the Closing, each Transaction Document will be duly and validly executed and delivered by FirstEnergy or the FirstEnergy Participating Entity that is a party thereto and each such document will constitute a valid and binding obligation of such party enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) such enforcement may be subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (iii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) The execution and delivery of this Formation Agreement by FirstEnergy does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by FirstEnergy or any FirstEnergy Participating Entity will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or a "put" right with respect to any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any material Included FirstEnergy Assets under any provision of
(i) the Certificate of Incorporation, Bylaws or other organizational documents of FirstEnergy or any FirstEnergy Participating Entity, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, Permit, concession, franchise or license applicable to FirstEnergy or any FirstEnergy Participating Entity or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to FirstEnergy or any FirstEnergy Participating Entity or their respective properties or assets. Except as set forth in Schedule 3.5, and except with respect to environmental Permits (which are subject to Section 3.12), no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or third Person is required by or with respect to FirstEnergy or the FirstEnergy Participating Entities in connection with the execution and delivery of this Formation Agreement by FirstEnergy or the consummation by FirstEnergy or any FirstEnergy Participating Entity of the transactions contemplated hereby, except as required pursuant to the HSR Act, and Customary Post-Closing Consents.

         III.6 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.6 or as contemplated by this Formation Agreement, since December 31, 1998, there has not been:

                       (a) any event or occurrence with respect to the FirstEnergy Appalachian Business that could reasonably be expected to have a Material Adverse Effect on such business;

                       (b) (i) any granting by FirstEnergy or any FirstEnergy Participating Entity to any employee of the FirstEnergy Participating Entities employed in connection with the FirstEnergy Appalachian Business (a "FirstEnergy Appalachian Employee") of any increase in compensation, except in the ordinary course of business of such FirstEnergy Participating Entity consistent with prior practice or as was required under employment agreements in effect as of December 31, 1998;

                           (ii) any granting by FirstEnergy or any FirstEnergy
Participating Entity to any FirstEnergy Appalachian Employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1998; or

                           (iii) any entry by FirstEnergy or any FirstEnergy
Participating Entity into any employment, severance or termination agreement with any FirstEnergy Appalachian Employee not in the ordinary course of business;

                       (c) any damage, destruction or casualty loss, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect on the FirstEnergy Appalachian Business; or

                       (d) any change in accounting methods, principles or practices by FirstEnergy or the FirstEnergy Participating Entities relating to the FirstEnergy Appalachian Business that materially affected such business, except insofar as may have been required by a change in GAAP.

         III.7 Brokers. No broker, finder or investment banker (other than McDonald Investments, Inc.) is entitled to any brokerage, finder's fee or other fee or commission payable by FirstEnergy or any of its Subsidiaries in connection with the transactions contemplated by this Formation Agreement based upon arrangements made by and on behalf of FirstEnergy or any of its Subsidiaries.

         III.8 Litigation. Except as set forth in Schedule 3.8 (the "FirstEnergy Existing Litigation") and except with respect to Environmental Matters (which are subject to Section 3.12), there is no material claim, suit, action, proceeding or investigation pending or, to the Knowledge of FirstEnergy, threatened against the FirstEnergy Stock Parties or otherwise affecting the FirstEnergy Appalachian Business.

         III.9    Employee Benefit Matters.

                       (a) Set forth on Schedule 3.9 is a list of each of the following that is currently sponsored, maintained or contributed to by FirstEnergy or any of its Subsidiaries for the benefit of the FirstEnergy Appalachian Employees:

                           (i) each "employee benefit plan," as such term is
defined in Section 3(3) of ERISA ("FirstEnergy Plans"); and

                           (ii) each stock option plan, collective bargaining
agreement, bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting and employment agreement ("FirstEnergy Benefit Programs or Agreements").

                                (b) True, correct and complete copies of each of
the FirstEnergy Plans, the FirstEnergy Benefit Programs or Agreements and related trusts, as in effect on the date hereof, have been made available to Range.

                                (c) Neither FirstEnergy nor its Subsidiaries
sponsors, maintains, contributes to or has an obligation to contribute to, or has at any time within the past six years sponsored, maintained, contributed to or had an obligation to contribute a multiemployer plan within the meaning of
Section 3(37) of ERISA.

                                (d) As to any FirstEnergy Plan subject to Title
IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by PBGC, have not been waived) has occurred, no notice of intent to terminate such FirstEnergy Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate such FirstEnergy Plan, no liability to the PBGC has been incurred, and the assets of such FirstEnergy Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such FirstEnergy Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                                (e) With respect to any employee benefit plan,
within the meaning of Section 3(3) of ERISA, which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within the past six years, by any corporation, trade, business or entity under common control with FirstEnergy and its Subsidiaries, within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("FirstEnergy Commonly Controlled Entity"), (1) no withdrawal liability, within the meaning of
Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (2) no liability to the PBGC has been incurred by any FirstEnergy Commonly Controlled Entity, which liability has not been satisfied,
(3) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (4) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

         III.10   Tax Matters.

                                (a) Except as set forth on Schedule 3.10(a), (i)
each of the FirstEnergy Stock Parties has duly filed on a timely basis all Returns of income taxes and all material Returns of other Taxes required to be filed by it or such income or other Returns have been included in a Return filed by a consolidated or combined group of companies of which it and the other FirstEnergy Stock Parties is or has been a member; (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Return have been or will be so included and all information provided in each such Return is or will be true, correct and complete in all material respects, (iii) all Taxes which have become or will become due with respect to the period covered by each such Return whether or not reflected on the Return, have been or will be timely paid in full, (iv) all withholding requirements imposed on or with respect to the FirstEnergy Stock Parties have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Return or late payment of any such Taxes.

                                (b) Except as set forth on Schedule 3.10(b), all
Returns of, or with respect to, the FirstEnergy Stock Parties have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired, for all periods up to and including the periods set forth in Schedule 3.10(b). FirstEnergy has no Knowledge that an assertion has ever been made by a Governmental Authority in a jurisdiction where any of the FirstEnergy Stock Parties does not currently file Returns that it is or may be subject to taxation in that jurisdiction, nor is any such assertion pending or, to the Knowledge of FirstEnergy, threatened.

                                (c) There is no claim with respect to the
FirstEnergy Stock Parties for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Return of or with respect to the FirstEnergy Stock Parties, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on
Schedule 3.10(c).

                                (d) There is not in force any extension of time
with respect to the due date for the filing of any Return of or with respect to the FirstEnergy Stock Parties or any waiver or agreement for any extension of time for the assessment or payment of any Taxes of or with respect to the FirstEnergy Stock Parties.

                                (e) Schedule 3.10(e) contains a true and
complete copy of each written tax allocation or sharing agreement and a true and complete description of each unwritten tax allocation or sharing arrangement affecting the FirstEnergy Stock Parties. All such agreements shall be terminated prior to the Closing Date, and no payments are due or will become due on or after the Closing Date pursuant to any such agreement or arrangement.

                                (f) The FirstEnergy Stock Parties will not be
required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Taxing Authority with respect to any such taxable period.

                                (g) No Liens (whether filed or arising by
operation of law) have been imposed upon or asserted against the FirstEnergy Stock Parties or the FirstEnergy Appalachian Business as a result of or in connection with the failure or alleged failure to pay any Taxes.

                                (h) Except as provided under Treasury
Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), none of the FirstEnergy Stock Parties has any liabilities for the Taxes of any Person as a transferee or successor, or by contract or otherwise.

         III.11 No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Formation Agreement by any employee, officer or director of FirstEnergy or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) or would be non-deductible by reason of Code
Section 162(m).

         III.12 Environmental Matters. Except as set forth on Schedule 3.12 or as could not reasonably be expected to have a Material Adverse Effect on the FirstEnergy Appalachian Business:

                                (a) The FirstEnergy Appalachian Business, the
Included FirstEnergy Assets and each of the FirstEnergy Stock Parties are in compliance with all Environmental Laws and there are no conditions existing on the Included FirstEnergy Assets or resulting from the operation of the FirstEnergy Appalachian Business, the Included FirstEnergy Assets and the FirstEnergy Stock Parties that could reasonably be expected to give rise to any on-site or off-site remedial obligations under any Environmental Law;

                                (b) Without limitation of clause (a) above, the
FirstEnergy Appalachian Business, the Included FirstEnergy Assets and the FirstEnergy Stock Parties are not subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority under any Environmental Law;

                                (c) All Permits, if any, required to be obtained
or filed by the FirstEnergy Stock Parties relating to the FirstEnergy Appalachian Business or the Included FirstEnergy Assets under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or Release of any substance, material or waste regulated under Environmental Laws into the Environment, have been duly obtained, and the FirstEnergy Appalachian Business, the Included FirstEnergy Assets and such Persons are in compliance with the terms and conditions of all such Permits. No actions or appeals are pending or, to the Knowledge of FirstEnergy, threatened, to revoke or materially alter the terms and conditions of such Permits;

                                (d) Since the effective date of the relevant
requirements of RCRA or other applicable Environmental Laws, all substances, materials or wastes regulated under RCRA or another applicable Environmental Law that are generated by the FirstEnergy Appalachian Business or at any of the Included FirstEnergy Assets and require disposal or treatment have been transported only by carriers maintaining valid authorizations under RCRA or other applicable Environmental Law and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under RCRA or other applicable Environmental Law, and, to the Knowledge of FirstEnergy, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;


                                (e) There are no asbestos-containing materials
or naturally occurring radioactive materials on or in any of the Included FirstEnergy Assets, and there are no storage tanks, open or closed pits, sumps, or other containers on or under any of the Included FirstEnergy Assets from which any substances, materials or wastes regulated under Environmental Laws have been Released into the surrounding Environment; and

                                (f) Without limiting the foregoing, there is no
Liability to any non-governmental third party under Environmental Laws or under common law in connection with any Release or Threat of Release of any substances, materials or wastes regulated under Environmental Laws into the Environment as a result of or with respect to the properties or businesses of the FirstEnergy Appalachian Business.

Notwithstanding anything in this Formation Agreement to the contrary, this
Section 3.12 and not Section 3.13 or any other Section in this Article II shall apply with respect to any representation by FirstEnergy regarding Environmental Matters.

         III.13 Compliance with Laws. The FirstEnergy Stock Parties hold, and the Included FirstEnergy Assets include, all material Permits required, necessary or applicable for the ownership or operation of the FirstEnergy Appalachian Business. Such Persons are in material compliance with the terms of such Permits. To the Knowledge of FirstEnergy, none of the FirstEnergy Participating Entities have materially violated or failed to comply with any material Law applicable to the FirstEnergy Appalachian Business.

         III.14   Material Contracts and Agreements.

                           (a) Schedule 3.14 lists the following contracts and
other agreements (written or oral) to which the FirstEnergy Participating Entities are a party or are subject and which are part of the Included FirstEnergy Assets:

                               (i) any agreement (or group of related
agreements) for the purchase or sale of parts or other goods and services in an amount in excess of $100,000;

                               (ii) any lease or rental of real or personal
property to or from any Person providing for lease payments in excess of $100,000 per year or having a remaining term in excess of one year;

                               (iii) any agreement concerning a partnership or
joint venture or agency relationship;

                               (iv) any agreement (or group of related
agreements) involving the creation, incurrence, assumption or guarantee of any Indebtedness except trade payables, in an amount in excess of $100,000, or for which a security interest for any such obligations has been granted;

                               (v) any material agreement concerning
non-competition;

                               (vi) any collective bargaining agreement or other
contract with any labor union;

                               (vii) any employment agreement which is not
terminable at will or any agreement providing severance benefits outside the customary severance policy of FirstEnergy or its Subsidiaries; and

                               (viii) any agreement under which any of the
FirstEnergy Stock Parties has advanced or loaned any amount of money to its directors, officers or employees outside the ordinary course of business.

Copies of all FirstEnergy Material Contracts, together with all amendments thereto, have been made available to Range. For purposes of this provision, " FirstEnergy Material Contracts" shall be deemed to include all contracts described in this Section 3.14(a) and, except for any Excluded FirstEnergy Assets, all contracts that would be required to be filed by the FirstEnergy Stock Parties with the Securities and Exchange Commission as exhibits to an annual report on Form 10-K if such Persons had equity securities registered under the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, contracts included in the FirstEnergy Oil and Gas Interests relating to the FirstEnergy Appalachian Business shall not be governed by this Section
3.14 but shall be governed exclusively by Section 3.22.

                           (b) With respect to the FirstEnergy Material
Contracts:

                               (i) all FirstEnergy Material Contracts are in
full force and effect and are the valid and legally binding obligations of FirstEnergy or any FirstEnergy Participating Entity that is a party thereto, and to the Knowledge of FirstEnergy, the other parties thereto, and are enforceable in accordance with their respective terms;

                               (ii) none of the FirstEnergy Stock Parties is in
material breach or default with respect to its obligations under any FirstEnergy Material Contract and, to the Knowledge of FirstEnergy, no other party to any FirstEnergy Material Contract is in material breach or default with respect to its obligations thereunder, including with respect to payments or otherwise;

                               (iii) none of the FirstEnergy Stock Parties has
given notice of any action to terminate, cancel, rescind or procure a judicial reformation of any FirstEnergy Material Contract nor have they received any notice thereof from the other parties to such contract; and

                               (iv) no FirstEnergy Material Contract contains
any provision that prevents a FirstEnergy Stock Party from owning, managing and/or operating the FirstEnergy Appalachian Business substantially in accordance with historical practices.


         III.15   Title to Properties.

                           (a) Except as set forth in Schedule 3.15(a), the
FirstEnergy Stock Parties have good and marketable title to, or valid leasehold interests in, all of their respective real and personal tangible property, free and clear of all Liens except for Permitted Liens and easements, rights of way, servitudes, permits, conditions, covenants or other restrictions or encumbrances, which do not interfere materially with the operation, value, or use of the property subject thereto (as currently conducted).

                           (b) Each FirstEnergy Stock Party has complied in all
material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each such Person enjoys peaceful and undisturbed possession under all such leases with respect to which it is the lessee thereunder.

                           (c) Notwithstanding anything in this Formation
Agreement to the contrary, representations as to title to the FirstEnergy Oil and Gas Interests shall not be governed by this Section 3.15 but shall be governed by Section 3.20.

         III.16 Intellectual Property. The FirstEnergy Stock Parties own, or are licensed or otherwise have the right to use, and the Included FirstEnergy Assets include, all Intellectual Property currently used in the conduct of the FirstEnergy Appalachian Business. No Person has notified the FirstEnergy Stock Parties that their use of such Intellectual Property infringes on the rights of any Person and, to the Knowledge of FirstEnergy, no Person is infringing on any right of the FirstEnergy Stock Parties with respect to any such Intellectual Property.

         III.17 Labor Matters. Except as set forth on Schedule 3.17, there are no collective bargaining agreements or other labor union agreements or understandings to which any of the FirstEnergy Stock Parties is a party or by which any of them is bound, nor are any of the FirstEnergy Stock Parties the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Except as set forth on Schedule 3.17, there is no union organization activity involving any of the employees of any of the FirstEnergy Stock Parties pending or, to the Knowledge of FirstEnergy, threatened. There are no picketing, strikes or any material slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of any of the FirstEnergy Stock Parties pending, or to the Knowledge of FirstEnergy, threatened. Each of FirstEnergy (to the extent relating to the FirstEnergy Appalachian Business) and the FirstEnergy Stock Parties is in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN and any similar state or local "mass layoff" or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to any of the FirstEnergy Stock Parties within the six (6) months prior to Closing.

         III.18 Insurance. Schedule 3.18 sets forth information as of the date hereof with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage, and bond and surety arrangements) to which each of the FirstEnergy Stock Parties is a party, a named insured, or otherwise a named beneficiary of coverage (excluding policies maintained by unaffiliated third parties for the benefit of any of the FirstEnergy Stock Parties). With respect to each such insurance policy, and except as set forth on Schedule 3.18: (a) the policy is in full force and effect; (b) to the Knowledge of FirstEnergy, each of the FirstEnergy Stock Parties is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (c) no party to the policy has repudiated any provision thereof. Each of the FirstEnergy Stock Parties has not reached or exceeded its policy limits for any insurance policies in effect at any time during the past five years.

         III.19 Year 2000 Compliance. The FirstEnergy Stock Parties have initiated and diligently pursued a program or programs calculated to cause their assets, components, systems, processes, controls, equipment, and the FirstEnergy Appalachian Business to be Year 2000 Compliant. The FirstEnergy Stock Parties have not, whether by contract, agreement or otherwise, waived or otherwise limited any material right of recovery they might have against their suppliers, contractors or subcontractors for losses arising out of claims made against them by third parties arising out of the failure of the assets, components, systems, processes, controls, equipment, or the FirstEnergy Appalachian Business, to be Year 2000 Complaint. For purposes of this Agreement, "Year 2000 Compliant" means:

                           (a) the functions, calculations and computing
processes perform in a consistent manner and without interruptions, regardless of the date in time on which processes are actually performed, and regardless of the data input or output, whether before, on, during or after January 1, 2000, and whether or not the data is affected by leap years;

                           (b) date data is accepted, calculated, compared,
sorted, extracted, sequenced or otherwise processed, and returned and displayed, in a consistent manner regardless of the dates used in such data, whether before, on, during or after January 1, 2000; and

                           (c) the assets, products, components, systems,
processes, controls or other goods accept and respond to year-date input, and store and display data in a manner that is unambiguous as to the century in a defined, predetermined and appropriate manner.

         III.20   Title to Oil and Gas Interests.

                           (a) Except as set forth in Schedule 3.20(a), the
FirstEnergy Stock Parties have Defensible Title to all of the FirstEnergy Oil and Gas Interests classified as proved developed producing, proved developed non-producing and proved undeveloped in the FirstEnergy Reserve Report (each, a "FirstEnergy Classified Property") except to the extent that such interests have thereafter been disposed of in the ordinary course of business consistent with past practice. For the purposes of this Section 3.20, "Defensible Title" means, with respect to any FirstEnergy Classified Property, such record and beneficial title that (x) entitles the party named to receive, from its ownership of such interest, a percentage of all Hydrocarbons produced, saved, and marketed from the well or property constituting such FirstEnergy Classified Property not less than the net revenue interest set forth in the FirstEnergy Reserve Report for such well or property, without reduction, suspension or termination for the productive life of such well or property, except as a result of elections not to participate in an operation under an applicable operating, unit or other agreement, or readjustments of interest provided for under the terms of the applicable operating, unit or other agreement, in each case, after the date hereof; (y) obligates the party named to bear a percentage of the costs and expenses relating to operations on, and the maintenance and production of, such well or property, not greater than the working or operating interest set forth in the FirstEnergy Reserve Report without increase for the productive life of such well or property, except as a result of an election of other parties not to participate in an operation under an applicable operating, unit or other agreement, contribution requirements with respect to defaulting co-owners, or readjustments of interest provided for under the terms of the applicable operating, unit or other agreement, in each case, after the date hereof; and (z) is free and clear of any Liens except FirstEnergy Permitted Encumbrances. For the purposes of this Formation Agreement, "FirstEnergy Permitted Encumbrances" means:

                               (i) royalties, overriding royalties, reversionary
interests and similar burdens if the cumulative effect of such burdens does not reduce the net revenue interest with respect to a well or property below the net revenue interest shown therefor in the FirstEnergy Reserve Report or increase the working interest with respect to such well or property above the working interest shown therefor in the FirstEnergy Reserve Report without a proportionate increase in the net revenue interest with respect to such well or property;

                               (ii) the terms and conditions of all leases,
servitudes, production sales contracts, division orders, contracts for sale, purchase, exchange, refining or processing of Hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements, including the terms and conditions of any and all contracts and agreements set forth in the FirstEnergy Reserve Report covering production sales; provided that such contracts and agreements do not reduce the net revenue interest of any well or property included in the FirstEnergy Classified Properties below the net revenue interest shown therefor in the FirstEnergy Reserve Report or increase the working interest with respect to such well or property above the working interest shown therefor in the FirstEnergy Reserve Report without a proportionate increase in the net revenue interest with respect to such well or property;


                               (iii) easements, rights of way, servitudes,
permits, surface leases and other rights with respect to surface obligations, pipelines, grazing, canals, ditches, reservoirs, or the like, conditions, covenants or other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of the FirstEnergy Classified Properties, in each case which do not interfere materially with the operation, value, or use of the property subject thereto (as currently conducted);

                               (iv) any preferential purchase rights, required
third party consents to assignment and similar agreements and obligations not applicable to the transactions contemplated hereby, or if applicable to the transactions contemplated hereby, with respect to which prior to the Closing Date (A) waivers or consents have been obtained from the appropriate Person, or
(B) the applicable period of time for asserting such rights has expired without any exercise of such rights;

                               (v) Liens for Taxes or assessments not yet
delinquent;

                               (vi) materialmen's, mechanic's, repairman's,
employee's, contractor's, operator's, and other similar Liens arising in the ordinary course of business (A) if they have not been filed pursuant to Law, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by Law or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action;

                               (vii) Customary Post-Closing Consents;

                               (viii) conventional rights of reassignment
arising in respect of abandonment, cessation of production or expiration of leases;

                               (ix) all rights reserved to or vested in any
Governmental Authority to control or regulate any of the FirstEnergy Classified Properties in any manner, and all applicable Laws; and

                               (x) any other Liens, contracts, agreements,
instruments, obligations, defects or irregularities of any kind whatsoever, which do not interfere materially with the operation, value, or use of the property subject thereto (as currently conducted), or that are set forth in
Schedule 3.20(a).

                           (b)      Except as set forth in Schedule 3.20(b):

                               (i) each FirstEnergy Leasehold Interest is valid,
binding and enforceable in accordance with its terms; and

                               (ii) none of the FirstEnergy Stock Parties that
is a party to each such Leasehold Interest, nor, to the Knowledge of FirstEnergy, any other party to any such Leasehold Interest, is in material breach or default thereunder, no notice of default or termination thereunder has been given or received by such Person, and no event has occurred which would, with the giving of notice or passage of time or both, constitute a material breach or default thereunder.

         III.21 Hedging. Except under agreements that are Excluded FirstEnergy Assets, there are no obligations of the FirstEnergy Stock Parties to deliver Hydrocarbons attributable to any of their properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations (other than as a result of gas imbalances) without then or thereafter being entitled to receive full value therefor. Except (i) under agreements that are Excluded FirstEnergy Assets, (ii) with respect to the new hedges entered into by FirstEnergy Trading Services, Inc. described on Schedule 3.5, and (iii) for fixed price gas contracts entered into by the FirstEnergy Stock Parties in the ordinary course of business on or before the date of this Formation Agreement, none of such Persons is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities relating to the FirstEnergy Appalachian Business.

         III.22   Oil and Gas Contracts.

                           (a) Except as set forth in Schedule 3.22, the
FirstEnergy Oil and Gas Interests are not subject to and do not include:

                                    (i) any instrument or agreement evidencing
or related to Indebtedness for borrowed money;

                                    (ii) any agreement not entered into in the
ordinary course of business in which the amount involved is in excess of $250,000, except life-of-well natural gas purchase contracts; or

                                    (iii) any agreement concerning a drilling
and/or exploration program, partnership, joint venture or agency relationship with a third Person other than a FirstEnergy Stock Party.

                           (b) With respect to the FirstEnergy Oil and Gas
Contracts:

                                    (i) all FirstEnergy Oil and Gas Contracts
are in full force and effect and are the valid and legally binding obligations of the FirstEnergy Stock Parties (to the extent any such Person is a party thereto);

                                    (ii) none of the FirstEnergy Participating
Entities is in material breach or default with respect to its obligations under any FirstEnergy Oil and Gas Contract and, to the Knowledge of FirstEnergy, no other party to any FirstEnergy Oil and Gas Contract is in material breach or default with respect to its obligations thereunder, including with respect to payments or otherwise;

                                    (iii) no party to any FirstEnergy Oil and
Gas Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and

                                    (iv) no FirstEnergy Oil and Gas Contract
contains any provision that prevents a FirstEnergy Stock Party from owning, managing and operating the FirstEnergy Oil and Gas Interests substantially in accordance with historical practices.

For purposes of this Formation Agreement, "FirstEnergy Oil and Gas Contracts" shall be deemed to include all contracts described in Section 3.22(a) and all contracts relating to the FirstEnergy Oil and Gas Interests that would be required to be filed by the FirstEnergy Stock Parties with the Securities and Exchange Commission as exhibits to an annual report on Form 10-K if such Persons had equity securities registered under the Securities Exchange Act of 1934, as amended.

                  III.22.1 Recent Authorizations. As of the date of this Formation Agreement, except as set forth in Schedule 3.22.1, with respect to authorizations for expenditure executed on or after January 1, 1999:

                           (a) there are no material outstanding calls for
payments that are due or that any of the FirstEnergy Stock Parties is committed to make that have not been made with respect to the FirstEnergy Oil and Gas Interests;

                           (b) there are no material operations in connection
with the FirstEnergy Oil and Gas Interests with respect to which any FirstEnergy Stock Parties has become a nonconsenting party; and

                           (c) there are no commitments for the material
expenditure of funds for drilling or other capital projects with respect to the FirstEnergy Oil and Gas Interests, other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

         III.22.2 Specific Lease Terms. Except as set forth in Schedule 3.22.2 or as would not have a Material Adverse Effect on the FirstEnergy Appalachian
Business:

                           (a) there are no express contractual obligations to
engage in continuous development operations in order to maintain any producing FirstEnergy Leasehold Interest in force and effect;

                           (b) there are no provisions applicable to the
FirstEnergy Leasehold Interests that increase the royalty percentage of the lessor thereunder; and

                           (c) none of the FirstEnergy Leasehold Interests are
limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

         III.23 Reserve Reports.

                           (a) Except as set forth in Schedule 3.23(a), all
information supplied to Wright & Company, Inc. by or on behalf of FirstEnergy and the FirstEnergy Participating Entities that was material to such firm's estimates of proved oil and gas reserves attributable to the FirstEnergy Oil and Gas Interests set forth in the proved oil and gas reserve reports concerning the FirstEnergy Oil and Gas Interests dated as of December 31, 1998 (such reserve report, the "FirstEnergy Reserve Report"), was (at the time supplied or as modified or amended prior to the issuance of the FirstEnergy Reserve Report) true and correct in all material respects, and FirstEnergy has no Knowledge of any material errors in such information that existed at the time of such issuance. For purposes of this Formation Agreement, "FirstEnergy Oil and Gas Interests" means, to the extent relating to or constituting a part of the Included FirstEnergy Assets, (i) all direct and indirect interests in and rights with respect to working, leasehold and mineral interests, and operating rights, royalties, overriding royalties, production payments, net profit interests and other non working interests and nonoperating interests, including reversionary interests (collectively, "FirstEnergy Leasehold Interests"); (ii) all interests in rights with respect to oil, condensate, gas, casing head gas and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom; (iii) all contracts in connection therewith and claims and rights thereto (including all operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder); (iv) all interests in surface estates, easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (v) all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except as set forth in Schedules 3.23(a) and 3.23(b) and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no change in respect of the information supplied to Wright & Company, Inc. for the FirstEnergy Reserve Report that would, individually or in the aggregate, have a Material Adverse Effect on the FirstEnergy Appalachian Business.

                           (b) Set forth in Schedule 3.23(b) is a list of all
material FirstEnergy Oil and Gas Interests that were included in the FirstEnergy Reserve Report that have been disposed of prior to the date of this Formation Agreement.

         III.24 Oil and Gas Wells, Proceeds and Sales; Equipment. Except as otherwise set forth in Schedule 3.24 or as could not reasonably be expected to have a Material Adverse Effect on the FirstEnergy Appalachian Business:

                           (a) none of the wells included in the FirstEnergy Oil
and Gas Interests are currently underproduced or overproduced;

                           (b) there have been no changes proposed in the
production allowables for any wells included in the FirstEnergy Oil and Gas Interests;

                           (c) all wells included in the FirstEnergy Oil and Gas
Interests have been drilled and, if completed, operated and produced in accordance with good oil and gas field practices and in compliance in all respects with applicable oil and gas leases and applicable Laws;

                           (d) there are no wells included in the FirstEnergy
Oil and Gas Interests that:

                                    (i) the FirstEnergy Stock Parties are
currently obligated by law or contract to plug and abandon or will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because such wells are not currently capable of producing in commercial quantities (other than as a result of a temporary cessation of production);

                                    (ii) are subject to exceptions to a
requirement to plug and abandon issued by a Governmental Authority having jurisdiction over such wells; or

                                    (iii) have been plugged and abandoned but
have not been plugged or reclaimed in accordance with all applicable requirements of each Governmental Authority having jurisdiction over such wells;

                           (e) proceeds from the sale of Hydrocarbons produced
from the FirstEnergy Oil and Gas Interests are being received by the FirstEnergy Stock Parties in a timely manner and are not being held by third parties in suspense for any reason;

                           (f) no Person has any call on, option to purchase or
similar rights with respect to the production of Hydrocarbons attributable to the FirstEnergy Oil and Gas Interests, except for any such call, option or similar right at market prices; and

                           (g) all equipment and machinery currently in use and
material to the operation of the FirstEnergy Oil and Gas Interests as conducted prior to the date hereof is in reasonable working condition, ordinary wear and tear excepted.

                  III.24.1 Plugging and Abandonment Costs. Based upon past industry practices and applicable Law in the Appalachian Basin Area, to FirstEnergy's Knowledge, the aggregate plugging and abandonment costs attributable to the wells included in the FirstEnergy Included Assets (after deducting all revenues received from sales of non-producing wells or equipment associated therewith) will not exceed $100,000 in each of the next two years.

         III.25 Necessary Assets. The Included FirstEnergy Assets and the assets set forth in Schedule 3.25 constitute all of the assets utilized by FirstEnergy and the FirstEnergy Participating Entities for the ownership and operation of the FirstEnergy Appalachian Business (as currently conducted).

         III.26 Full Disclosure. No representation or warranty by FirstEnergy in this Formation Agreement and no statement of FirstEnergy contained in any Schedule to this Formation Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of FirstEnergy, there is no event or circumstance which FirstEnergy has not disclosed to Range in writing which would or could reasonably be expected to have a Material Adverse Effect on the business, prospects or condition (financial or other) of the FirstEnergy Stock Parties or the Company or the ability of FirstEnergy or the FirstEnergy Participating Entities to perform this Formation Agreement.


                                   ARTICLE IV
                               COVENANTS OF RANGE
                               ------------------

         Unless FirstEnergy otherwise agrees in writing, Range covenants as follows:

         IV.1 Conduct of Business. During the period from the date of this Formation Agreement to the Closing Date (except as otherwise specifically contemplated by the terms of this Formation Agreement, including to comply with the provisions of Section 4.2):

                  IV.1.1 Ordinary Course.

                           (a) Range will cause each of the Range Stock Parties
and Range Production (with respect to the Range Michigan Assets) to, and each such Person will, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, in each case consistent with past practice, to the end that its goodwill and ongoing business shall be unimpaired to the fullest extent possible at the Closing Date.

                           (b) Without limiting the generality of Section
4.1.1(a), and except as otherwise expressly contemplated by this Formation Agreement (including to comply with the provisions of Section 4.2), no Range Stock Party shall, and Range shall not permit any Range Stock Party to:

                                    (i) except for dividends of cash in bank
accounts immediately prior to the Closing Date (other than Suspense Funds) and except for dividends of cash from revenues, proceeds and receivables attributable to the period of time prior to the Closing Date, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its equity securities or interests, or split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                                    (ii) issue, deliver, sell, pledge or
otherwise encumber any shares of its capital stock or other equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity interests or securities, voting securities or convertible securities;

                                    (iii) amend its certificate or articles of
incorporation, articles of organization, or similar charter documents, its bylaws, code of regulations, operating agreement, or limited partnership agreement;

                                    (iv) acquire or agree to acquire any
business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof without the written consent of FirstEnergy, which consent shall not be unreasonably withheld;

                                    (v) incur any Indebtedness for borrowed
money, whether or not evidenced by a note, bond, debenture or similar instrument, except for such borrowings that would be repaid in full at or prior to Closing;

                                    (vi) sell, lease, mortgage, pledge or grant
a Lien on or otherwise encumber or dispose of any of the Included Range Assets, except (A) sales, leases or encumbrances in the ordinary course of business consistent with past practice, (B) with respect to purchase money security interests, and (C) other immaterial transactions not in excess of $500,000 in the aggregate (with respect to all such transactions by all Range Stock Parties and, to the extent relating to the Range Michigan Assets, Range Production);

                                    (vii) make any change in any election
relating to Taxes or settle or compromise any Tax audit or controversy relating to any Range Stock Party or the Range Appalachian Business;

                                    (viii) except for those transactions
contemplated hereby, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                                    (ix) change any material accounting
principle used by it, except as required by GAAP;

                                    (x) authorize any of, or commit or agree to
take any of, the foregoing actions; or

                                    (xi) waive, compromise or settle any right
or claim that would adversely affect the ownership, operation or value of any of the Included Range Assets.

                           (c) Without limiting the generality of the Section
4.1.1(a), and except as otherwise expressly contemplated by this Formation Agreement (including to comply with the provisions of Section 4.2), Range Production shall not, and Range shall not permit Range Production to:

                                    (i) sell, lease, mortgage, pledge or grant a
Lien on or otherwise encumber or dispose of any of the Range Michigan Assets, except: (A) sales, leases or encumbrances in the ordinary course of business consistent with past practice, (B) as may be required under Range's credit and debt facilities, (C) with respect to purchase money security interests, and (D) other immaterial transactions not in excess of $500,000 in the aggregate (with respect to all such transactions by all Range Stock Parties and, to the extent relating to the Range Michigan Assets, Range Production); or

                                    (ii) waive, compromise or settle any right
or claim that would adversely affect the ownership, operation or value of any of the Range Michigan Assets.

                  IV.1.2 Changes in Employment Arrangements. Without the prior written consent of FirstEnergy (which consent shall not be unreasonably withheld) (a) Range shall not, and shall not permit the Range Stock Parties to, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee of the Range Stock Parties, increase the compensation or fringe benefits of any officer of the Range Stock Parties, or, except as provided in an existing employment agreement or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee of the Range Stock Parties or pay any benefit not required by any existing plan, arrangement or agreement of the Range Stock Parties, and (b) Range shall not, and shall not permit any Range Stock Party to, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

         IV.2 Range Preparatory Actions. Prior to the Closing, Range shall: (a) form Range HoldCo, (b) cause Range Operating and Range Development to transfer all of their interests in the Excluded Range Assets to Range HoldCo, and Range HoldCo shall assume the obligations and liabilities associated with such assets, and (c) cause Range Development to merge into Range Operating (and Range Operating shall be the surviving corporation). Prior to the Closing, Range Operating shall assume the Assumed Debt.

                                    ARTICLE V
                            COVENANTS OF FIRSTENERGY
                            ------------------------

         Unless Range otherwise agrees in writing, FirstEnergy covenants as follows:

         V.1 Conduct of Business. During the period from the date of this Formation Agreement to the Closing Date (except as otherwise specifically contemplated by the terms of this Formation Agreement, including to comply with the provisions of Section 5.2):

                  V.1.1 Ordinary Course.

                           (a) FirstEnergy will cause each FirstEnergy Stock
Party to, and each FirstEnergy Stock Party will, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, in each case consistent with past practice, to the end that its goodwill and ongoing business shall be unimpaired to the fullest extent possible at the Closing Date.

                           (b) Without limiting the generality of Section
5.1.1(a), and except as otherwise expressly contemplated by this Formation Agreement (including to comply with the provisions of Section 5.2), no FirstEnergy Stock Party shall, and FirstEnergy shall not permit any FirstEnergy Stock Party to:

                                    (i) except for dividends of cash in bank
accounts immediately prior to the Closing Date (other than Suspense Funds) and except for dividends of cash from revenues, proceeds and receivables attributable to the period of time prior to the Closing Date, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its equity securities or interests, or split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                                    (ii) issue, deliver, sell, pledge or
otherwise encumber any shares of its capital stock or other equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity interests or securities, voting securities or convertible securities;

                                    (iii) amend its certificate or articles of
incorporation, articles of organization, or similar charter documents, its bylaws, code of regulations, operating agreement, or limited partnership agreement;

                                    (iv) acquire or agree to acquire any
business, corporation, partnership, association, joint venture, limited liability company or other entity or division thereof without the written consent of Range, which consent shall not be unreasonably withheld;

                                    (v) incur any Indebtedness for borrowed
money, whether or not evidenced by a note, bond, debenture or similar instrument, except for such borrowings that would be repaid in full at or prior to Closing;

                                    (vi) sell, lease, mortgage, pledge or grant
a Lien on or otherwise encumber or dispose of any of the Included FirstEnergy Assets, except (A) sales, leases or encumbrances in the ordinary course of business consistent with past practice, (B) with respect to purchase money security interests, and (C) other immaterial transactions not in excess of $500,000 in the aggregate (with respect to all such transactions by all FirstEnergy Stock Parties);

                                    (vii) make any change in any election
relating to Taxes or settle or compromise any Tax audit or controversy relating to any FirstEnergy Stock Party or the FirstEnergy Appalachian Business;

                                    (viii) except for those transactions
contemplated hereby, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                                    (ix) change any material accounting
principle used by it, except as required by GAAP;

                                    (x) authorize any of, or commit or agree to
take any of, the foregoing actions; or

                                    (xi) waive, compromise or settle any right
or claim that would adversely affect the ownership, operation or value of any of the Included FirstEnergy Assets.

                  V.1.2 Changes in Employment Arrangements. Without the prior written consent of Range (which consent shall not be unreasonably withheld) (a) FirstEnergy shall not, and shall not permit the FirstEnergy Stock Parties to, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee of the FirstEnergy Stock Parties, increase the compensation or fringe benefits of any officer of the FirstEnergy Stock Parties, or, except as provided in an existing employment agreement or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee of the FirstEnergy Stock Parties or pay any benefit not required by any existing plan, arrangement or agreement of the FirstEnergy Stock Parties, and (b) FirstEnergy shall not, and shall not permit any FirstEnergy Stock Party to, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

         V.2 FirstEnergy Preparatory Actions. Prior to the Closing, FirstEnergy shall: (a) form Marbel HoldCo, (b) cause J R Nominee Corp., J R Nominee Corp.-II, and Natural Gas Brokerage to merge into MB Operating (and MB Operating shall be the surviving corporation), and (c) cause J R Operating to transfer to FirstEnergy all of its shares of Marbel Energy.

         V.3 Gas Transport, Inc. (a) Within one hundred twenty (120) days after Closing, or such longer period as is acceptable to the lenders under the credit facility described under Section 1.1.9 (the "Regulatory Period"), in order to allow for certain regulatory approvals for the transfer of Gas Transport, FirstEnergy shall cause Gas Transport to be contributed to the Company by merger, stock transfer, asset transfer, or other arrangement reasonably acceptable to Range; provided, however, that FirstEnergy shall retain the assets of the local distribution company division of Gas Transport prior to such contribution. An adjustment shall be made as between the Company and FirstEnergy for items of income (or loss) of Gas Transport (other than items of income or loss attributable to its local distribution company division) for the period from the Closing Date to the date of such contribution, notwithstanding the provisions of Section 1.1.8(a).

                           (b) During the Regulatory Period, FirstEnergy shall
cause Gas Transport to comply with all of the covenants applicable to Gas Transport and the FirstEnergy Appalachian Business owned by Gas Transport as are set forth in Section 5.1. As of the date of the contribution of Gas Transport to the Company, FirstEnergy shall be deemed to have remade as of such date all of the representations and warranties set forth in Article III that are applicable to Gas Transport and the FirstEnergy Appalachian Business owned by Gas Transport and shall deliver an officer's certificate to this effect.

                           (c) If the representations and warranties of
FirstEnergy under Article III applicable to Gas Transport and the FirstEnergy Appalachian Business owned by Gas Transport are not true and correct in all material respects on and as of the date of the contribution of Gas Transport to the Company, and any such inaccuracy cannot be cured by FirstEnergy during the Regulatory Period, then FirstEnergy shall retain Gas Transport as an Excluded FirstEnergy Asset, and pay to the Company the amount of $4,632,500.

                                   ARTICLE VI
                             CERTAIN OTHER COVENANTS
                             -----------------------

         VI.1 Further Assurances. Upon the terms and subject to the conditions set forth in this Formation Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Formation Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (b) the obtaining of all necessary consents, approvals or waivers from third Persons, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Formation Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Formation Agreement. Notwithstanding the foregoing, no party shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the transactions contemplated hereby.

         VI.2 Notice. FirstEnergy shall give prompt written notice to Range, and Range shall give prompt written notice to FirstEnergy, of: (a) any representation or warranty made by it contained in this Formation Agreement becoming untrue or inaccurate in any respect, or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Formation Agreement.

         VI.3     HSR Act.

                           (a) If required, each of the parties hereto shall
file a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby as promptly as reasonably possible following execution and delivery of this Formation Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act or pursuant to any such other applicable laws.

                           (b) The obligations of each party under Section 6.1
to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 6.3.

         VI.4 Access. After the Closing, FirstEnergy will provide the Company with access to such historical accounting and other records relating to the FirstEnergy Stock Parties and the FirstEnergy Appalachian Business prior to Closing as reasonably requested by the Company. After the Closing, Range will provide the Company with access to such historical accounting and other records relating to the Range Stock Parties and Range Production (with respect to the Range Michigan Assets) and the Range Appalachian Business prior to Closing as reasonably requested by the Company. After Closing, each of FirstEnergy and Range will, and will cause its counsel and independent public accountants to, afford to representatives of each other, including their respective counsel and accountants, reasonable access to all books, records, files and documents related to the Appalachian Business of the Company in order to permit each such party to prepare and file its tax returns and to prepare for and participate in any investigation with respect thereto, to prepare for and participate in any other investigation and defend any litigation relating to or involving the Appalachian Business for which such party may be responsible, to discharge its obligations under this Formation Agreement and for other reasonable purposes and will cause the Company to afford such party reasonable assistance in connection therewith. Following the Closing Date, and to the extent reasonably necessary to permit each of FirstEnergy and Range or any of their respective Affiliates to defend (including, without limitation, any related investigation, appeal or settlement) any lawsuit, mediation, enforcement action, arbitration, administrative hearing or other adjudicative proceeding relating to the Appalachian Business, each of FirstEnergy and Range agrees to cause the Company to afford to the other party and its Affiliates and their respective accountants and counsel, during normal business hours, at no cost to such party other than reasonable out-of-pocket expenses, (i) reasonable access to all employees of the Company or any of its Affiliates and all witnesses subject to the control or direction of the Company or any of its Affiliates and (ii) reasonable access to all documents and records within the custody or subject to the control of the Company or any of its Affiliates; provided, however, that in the event of any litigation nothing herein shall limit either party's rights of discovery under applicable law.

         VI.5 Expenses. Except to the extent otherwise specifically provided herein, FirstEnergy shall pay all of the expenses incident to the transactions contemplated by this Formation Agreement which are incurred by FirstEnergy, its Affiliates or its representatives, and Range shall pay all of the expenses incident to the transactions contemplated by this Formation Agreement which are incurred by Range, its Affiliates or its representatives.

         VI.6     [Intentionally omitted.] [Schedule 6.6 intentionally omitted.]

         VI.7 Disclosure Schedules. With respect to the disclosure Schedules attached to this Formation Agreement, the disclosures made on any Schedule with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure only if the relevance of such disclosure to other representations and warranties is evident from the face of the applicable schedule. The inclusion of any matter on any disclosure Schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have Material Adverse Effect or constitutes a material liability or material contract, as the case may be.

         VI.8     Environmental Compliance Matters.

                           (a) As soon as possible following the Closing, Range
and FirstEnergy agree to cause the Company to diligently identify any conditions and operations that existed prior to the Closing that may require remedial actions or Permits, in order to cause the Range Appalachian Business, the Included Range Assets, and each of the Range Stock Parties to comply with applicable Environmental Laws (such conditions and operations so identified, the "Range Environmental Compliance Matters").

                           (b) As soon as possible following the Closing,
FirstEnergy and Range agree to cause the Company to diligently identify any conditions and operations that existed prior to the Closing that may require remedial actions or Permits, in order to cause the FirstEnergy Appalachian Business, the Included FirstEnergy Assets, and each of the FirstEnergy Stock Parties to comply with applicable Environmental Laws (such conditions and operations so identified, the "FirstEnergy Environmental Compliance Matters").

         VI.9     Additional and Substitute Leases.

                  VI.9.1 FirstEnergy Unleased PUDs.

                           (a) FirstEnergy shall use its commercially reasonable
efforts to obtain, at its sole cost and expense, oil and gas leases in the name of the Company, for the properties set forth on Schedule 6.9(a) (the "FirstEnergy PUDs") that will: (i) entitle the Company to receive from its ownership of such oil and gas interest a percentage of all hydrocarbons produced, saved and marketed from such oil and gas interest of not less than the net revenue interest for such property as set forth on the FirstEnergy Reserve Report, without reduction, suspension, or termination for the productive life of the well(s) associated with such oil and gas interest, (ii) obligate Company to bear a percentage of the costs and expenses relating to operations on, and the maintenance and production of, such oil and gas interest, not greater than the working or operating interest set forth on the FirstEnergy Reserve Report for such oil and gas interest without increase for the productive life of any well(s) associated with such oil and gas interests; and (iii) is free and clear of any Liens except FirstEnergy Permitted Encumbrances (the "FirstEnergy Additional Leases").

                           (b) Notwithstanding the foregoing, during the 180 day
period following the Closing, FirstEnergy shall have the right to:

                                    (i) obtain oil and gas leases in the name of
the Company for the FirstEnergy PUDs for which a FirstEnergy Additional Lease cannot be obtained, which leases shall cover the site of the FirstEnergy PUDs and shall be upon commercially reasonable terms but may entitle the Company to a net revenue interest less than or a working interest greater than the applicable net revenue interest or working interest for such property as set forth on the FirstEnergy Reserve Report, which leases shall be valued in accordance with
Section 6.9.1(d), and/or

                                    (ii) obtain oil and gas leases in the name
of the Company with substitute PUD location(s) for the FirstEnergy PUDs on acreage for which leases were not owned by one of the FirstEnergy Stock Parties prior to the Closing Date, the value of which shall be certified by Wright & Company based on valuation methodology comparable to that used in the FirstEnergy Reserve Report (the "Substitute Leases").

                           (c) Upon the expiration of such 180 day period,
FirstEnergy shall pay to the Company an amount, if any, equal to the total Allocated Value for all FirstEnergy PUDs for which a FirstEnergy Additional Lease was not obtained, less (1) the aggregate value of the oil and gas leases obtained pursuant to the preceding subsection (i), and less (2) the aggregate value of all Substitute Leases obtained for the Company pursuant to the preceding subsection (ii).

                           (d) If FirstEnergy acquires an oil and gas lease
pursuant to Section 6.9.1(b)(i) for any FirstEnergy PUD, but such oil and gas lease entitles the Company to a net revenue interest less than or a working interest greater than the applicable net revenue interest or working interest for such property as set forth on the FirstEnergy Reserve Report, then such oil and gas lease shall be valued at an amount equal to the Allocated Value for such property, proportionately reduced based on the actual net revenue interest and working interest obtained for the Company with respect to such property.

                           (e) FirstEnergy Additional Leases, oil and gas leases
obtained pursuant to Section 6.9.1(b)(i), and Substitute FirstEnergy Leases when obtained for the Company shall be deemed for all purposes of this Agreement to be part of the FirstEnergy Appalachian Business and the Included FirstEnergy Assets, and FirstEnergy shall have been deemed to have made the representations and warranties in Article 3 with respect to such leases as of the date such leases were obtained for the Company.

                  VI.9.2 Range Unleased PUDs.

                           (a) Range shall use its commercially reasonable
efforts to obtain, at its sole cost and expense, oil and gas leases in the name of the Company, for the properties set forth on Schedule 6.9(b) (the "Range PUDs") that will: (i) entitle the Company to receive from its ownership of such oil and gas interest a percentage of all hydrocarbons produced, saved and marketed from such oil and gas interest of not less than the net revenue interest for such property as set forth on the Range Reserve Report, without reduction, suspension, or termination for the productive life of the well(s) associated with such oil and gas interest, (ii) obligate Company to bear a percentage of the costs and expenses relating to operations on, and the maintenance and production of, such oil and gas interest, not greater than the working or operating interest set forth on the Range Reserve Report for such oil and gas interest without increase for the productive life of any well(s) associated with such oil and gas interests; and (iii) is free and clear of any Liens except Range Permitted Encumbrances (the "Range Additional Leases").

                           (b) Notwithstanding the foregoing, during the 180 day
period following the Closing, Range shall have the right to:

                                    (i) obtain oil and gas leases in the name of
the Company for the Range PUDs for which a Range Additional Lease cannot be obtained, which leases shall cover the site of the Range PUDs and shall be upon commercially reasonable terms but may entitle the Company to a net revenue interest less than or a working interest greater than the applicable net revenue interest or working interest for such property as set forth on the Range Reserve Report, which leases shall be valued in accordance with Section 6.9.2(d), and/or

                                    (ii) obtain oil and gas leases in the name
of the Company with substitute PUD location(s) for the Range PUDs on acreage for which leases were not owned by one of the Range Stock Parties prior to the Closing Date, the value of which shall be certified by Wright & Company based on valuation methodology comparable to that used in the Range Reserve Report (the "Substitute Leases").

                           (c) Upon the expiration of such 180 day period, Range
shall pay to the Company an amount, if any, equal to the total Allocated Value for all Range PUDs for which a Range Additional Lease was not obtained, less (1) the aggregate value of the oil and gas leases obtained pursuant to the preceding subsection (i), and less (2) the aggregate value of all Substitute Leases obtained for the Company pursuant to the preceding subsection (ii).

                           (d) If Range acquires an oil and gas lease pursuant
to Section 6.9.2(b)(i) for any Range PUD, but such oil and gas lease entitles the Company to a net revenue interest less than or a working interest greater than the applicable net revenue interest or working interest for such property as set forth on the Range Reserve Report, then such oil and gas lease shall be valued at an amount equal to the Allocated Value for such property, proportionately reduced based on the actual net revenue interest and working interest obtained for the Company with respect to such property.

                           (e) Range Additional Leases, and oil and gas leases
obtained pursuant to Section 6.9.2(b)(i), and Substitute Range Leases when obtained for the Company shall be deemed for all purposes of this Agreement to be part of the Range Appalachian Business and the Included Range Assets, and Range shall have been deemed to have made the representations and warranties in
Article 2 with respect to such leases as of the date such leases were obtained for the Company.

         VI.10 Contribution Upon Guaranty Payment. If Range is required to make payment upon any guaranty given by Range to secure the performance or payment of any hedging agreement which is an Included Range Asset, then FirstEnergy shall pay to Range an amount equal to one half of such guaranty payment. If FirstEnergy is required to make payment upon any guaranty given by FirstEnergy to secure the performance or payment of any hedging agreement which is an Included FirstEnergy Asset, then Range shall pay to FirstEnergy an amount equal to one half of such guaranty payment.

                                   ARTICLE VII
                              CONDITIONS OF CLOSING
                              ---------------------

         VII.1 Conditions Precedent to Each Party's Obligations. The respective obligations of FirstEnergy and Range to consummate the transactions contemplated by this Formation Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                  VII.1.1 HSR Act. The waiting period (and any extension thereof) under the HSR Act, if applicable to the transactions contemplated by this Formation Agreement, shall have been terminated or shall have expired.

                  VII.1.2 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Formation Agreement shall be in effect.

                  VII.1.3 Financing. The Company shall have obtained financing in the minimum amount of $186,299,535, and such financing shall have closed and funds in the foregoing minimum amount shall be immediately available to the Company for the payments described in Section 1.1.9.

                  VII.1.4 Other Deliveries. On or before the Closing Date, there shall have been delivered the following:

                           (a) evidence of the filing of the Certificate of
Formation of the Company in the State of Delaware and foreign qualification in the States of Ohio, New York, Louisiana, West Virginia, Texas, and Michigan, and in the Commonwealth of Pennsylvania

                           (b) merger agreements filed with the applicable
Governmental Authorities relating to the mergers described in Section 1.1.3 and 1.1.4, and mutually agreeable transfer instruments relating to the transfer of the equity interests in Oceana Exploration and the Range Michigan Assets as described in Section 1.1.4;

                           (c) evidence that the preparatory transactions set
forth in Sections 4.2 and 5.2 have occurred;

                           (d) the agreements and documents described in Section
1.1.2, executed by the parties thereto;

                           (e) payment by FirstEnergy to Range of the Retail Gas
Contract Consideration;

                           (f) releases of all Range Bank Liens on any capital
stock of the Range Stock Parties; and

                           (g) releases of liens for borrowed money on any
Included First Energy Assets and releases of all FirstEnergy Stock Parties from existing credit agreements.

         VII.2 Conditions Precedent to Obligations of FirstEnergy. The obligations of FirstEnergy to consummate the transactions contemplated by this Formation Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

                  VII.2.1 Compliance. The agreements and covenants of Range to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects, and FirstEnergy shall have received a certificate to that effect dated the Closing Date and executed on behalf of Range by an authorized executive officer of Range.

                  VII.2.2 Certification. Range shall have furnished FirstEnergy with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of each of Range and the Range Participating Entities approving the Transaction Documents to which it is a party and consummation of the transactions contemplated hereby.

                  VII.2.3 Representations and Warranties True. The representations and warranties of Range contained in this Formation Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Formation Agreement, and FirstEnergy shall have received a certificate to that effect dated the Closing Date and executed on behalf of Range by an authorized executive officer of Range.

                  VII.2.4 Consents, etc. FirstEnergy shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except for Customary Post-Closing Consents. FirstEnergy's satisfaction or waiver of this condition shall not be subject to reasonableness but shall be subject to its sole and unfettered discretion to the extent any of the aforementioned shall contain a condition, term, or waiting period which would have the effect of:

                           (a) interfering with the business, operations,
properties, or assets of FirstEnergy; or

                           (b) precluding or impairing the ability of
FirstEnergy or any of its Affiliates to engage in any line of business conducted or proposed to be conducted by any of them.

                  VII.2.5 No Litigation. There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Formation Agreement or seeking to obtain from FirstEnergy or any of the FirstEnergy Participating Entities any damages that are material in relation to the FirstEnergy Participating Entities, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the Appalachian Business or to dispose of or hold separate any material portion of the Included Range Assets or Included FirstEnergy Assets, as a result of the transactions contemplated by this Formation Agreement or (iii) seeking to prohibit the Company or any of its Subsidiaries from effectively controlling in any material respect the Appalachian Business.

                  VII.2.6 No Material Adverse Change. There shall not have occurred any change that may constitute a Material Adverse Effect with respect to the Range Appalachian Business since the date hereof.

         VII.3 Conditions Precedent to Obligations of Range. The obligations of Range to consummate the transactions contemplated by this Formation Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

                  VII.3.1 Compliance. The agreements and covenants of FirstEnergy to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Range shall have received a certificate to that effect dated the Closing Date executed on behalf of FirstEnergy by an authorized executive officer of FirstEnergy.

                  VII.3.2 Certification. FirstEnergy shall have furnished Range with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of each of FirstEnergy and the FirstEnergy Participating Entities approving the Transaction Documents to which it is a party and consummation of the transactions contemplated hereby.

                  VII.3.3 Representations and Warranties True. The representations and warranties of FirstEnergy contained in this Formation Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Formation Agreement, and Range shall have received a certificate to that effect dated the Closing Date and executed on behalf of FirstEnergy by an authorized executive officer of FirstEnergy.

                  VII.3.4 Consents, etc. Range shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except for Customary Post-Closing Consents. Range's satisfaction or waiver of this condition shall not be subject to reasonableness but shall be subject to its sole and unfettered discretion to the extent any of the aforementioned shall contain a condition, term, or waiting period which would have the effect of:

                           (a) interfering with the business, operations,
properties, or assets of Range; or

                           (b) precluding or impairing the ability of Range or
any of its Affiliates to engage in any line of business conducted or proposed to be conducted by any of them.

                  VII.3.5 No Litigation. There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Formation Agreement or seeking to obtain from Range or any of the Range Participating Entities any damages that are material in relation to the Range Participating Entities, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the Appalachian Business or to dispose of or hold separate any material portion of the Included Range Assets or the Included FirstEnergy Assets, as a result of the transactions contemplated by this Formation Agreement or (iii) seeking to prohibit the Company or any of its Subsidiaries from effectively controlling in any material respect the Appalachian Business.

                  VII.3.6 No Material Adverse Change. There shall not have occurred any change that may constitute a Material Adverse Effect with respect to the FirstEnergy Appalachian Business since the date hereof.

                                  ARTICLE VIII
                                   TAX MATTERS
                                   -----------

         VIII.1 Certain Tax Matters. The parties agree as follows with respect to the period following the Closing:

                  VIII.1.1 Access to Information.

                           (a) FirstEnergy shall grant or cause to be granted to
the Company (or its designees) access at all reasonable times to all of the information, Books and Records relating to the FirstEnergy Appalachian Business within the possession or control of FirstEnergy or any Affiliate of FirstEnergy (including workpapers and correspondence with any Taxing Authority), and shall afford the Company (or its designees) the right (at their expense) to take extracts therefrom and make copies thereof, to the extent reasonably necessary to permit the Company (or its designees) to prepare Returns, to conduct negotiations with any Taxing Authority and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Formation Agreement.

                           (b) Range shall grant or cause to be granted to the
Company (or its designees) access at all reasonable times to all of the information, Books and Records relating to the Range Appalachian Business within the possession or control of Range or any Affiliate of Range (including workpapers and correspondence with any Taxing Authority), and shall afford the Company (or its designees) the right (at their expense) to take extracts therefrom and make copies thereof, to the extent reasonably necessary to permit the Company (or its designees) to prepare Returns, to conduct negotiations with any Taxing Authority and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Formation Agreement.

                           (c) The Company shall grant to FirstEnergy (or its
designees) access at all reasonable times to all of the information, Books and Records relating to the FirstEnergy Appalachian Business within the possession of the Company or its Subsidiaries (including workpapers and correspondence with any Taxing Authority), and shall afford FirstEnergy (or its designees) the right (at FirstEnergy's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit FirstEnergy (or its designees) to prepare Returns, to conduct negotiations with any Taxing Authority and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Formation Agreement.

                           (d) The Company shall grant to Range (or its
designees) access at all reasonable times to all of the information, Books and Records relating to the Range Appalachian Business within the possession of the Company or its Subsidiaries (including workpapers and correspondence with any Taxing Authority), and shall afford Range (or its designees) the right (at Range's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Range (or its designees) to prepare Returns, to conduct negotiations with Tax authorities and to implement the provisions of, or to investigate or defend any claims between the parties arising under this Formation Agreement.

                           (e) Each of the parties will preserve and retain all
schedules, workpapers and other documents relating to any Returns of or with respect to the Range Appalachian Business, in the case of the Range Stock Parties and the Company, and the FirstEnergy Appalachian Business, in the case of the FirstEnergy Stock Parties and the Company, or to any claims, audits or other proceedings affecting such businesses until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Formation Agreement.

                  VIII.1.2 Indemnification Provisions for the Benefit of FirstEnergy and the Company. Range hereby agrees to defend, indemnify and hold harmless the Range Indemnity Parties from and against, and agrees to pay, all losses, liabilities, claims, damages and reasonable expenses of defense thereof (including expenses of investigation and defense and fees and disbursements of counsel and court costs), as a result of:

                           (a) a claim, notice of deficiency or assessment or
proposed assessment by, or any obligation owing to, any Taxing Authority for:

                                    (i) any Taxes of any of the Range Stock
Parties for any taxable period ending on or before the Closing Date;

                                    (ii) any Taxes of any of the Range Stock
Parties for any taxable period commencing before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date ("Pre-Closing Period"). Taxes attributable to a Pre-Closing Period shall be based, in the case of real and personal property taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the particular Range Stock Party, as the case may be, during such Pre-Closing Period as if such taxable period ended as of the close of business on the Closing Date[; and

                                    (iii) any liability for Taxes of any Person
that is or was a member of a consolidated, combined or unitary group of which any Range Stock Party (or any predecessor) is or was a member on or prior to the Closing Date (whether such liability is pursuant to Treasury Regulation Section 1.1502-6 or otherwise), and any liability for Taxes of any Person which arises by virtue of a Range Stock Party being a transferee or successor, by contract or otherwise.

                           (b) any breach of any representation, warranty or
obligation of Range under Sections 2.10 or 2.11.

                  VIII.1.3 Indemnification Provisions for the Benefit of Range and the Company. FirstEnergy hereby agrees to defend, indemnify and hold harmless the FirstEnergy Indemnity Parties from and against, and agrees to pay, all losses, liabilities, claims, damages and reasonable expenses of defense thereof (including expenses of investigation and defense and fees and disbursements of counsel and court costs) as a result of:

                           (a) a claim, notice of deficiency or assessment or
proposed assessment by, or any obligation owing to, any Taxing Authority for:

                                    (i) any Taxes of any of the FirstEnergy
Stock Parties for any taxable period ending on or before the Closing Date;

                                    (ii) any Taxes of any of the FirstEnergy
Stock Parties for any taxable period commencing before the Closing Date and ending after the Closing Date, but only with respect to the Pre-Closing Period. Taxes attributable to a Pre-Closing Period shall be based, in the case of real and personal property taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the particular FirstEnergy Stock Party, as the case may be, during such Pre-Closing Period as if such taxable period ended as of the close of business on the Closing Date[; and

                                    (iii) any liability for Taxes of any Person
that is or was a member of a consolidated, combined or unitary group of which any FirstEnergy Stock Party (or any predecessor) is or was a member on or prior to the Closing Date (whether such liability is pursuant to Treasury Regulation
Section 1.1502-6 or otherwise), and any liability for Taxes of any Person which arises by virtue of a FirstEnergy Stock Party being a transferee or successor, by contract or otherwise.

                           (b) any breach of any representation, warranty or
obligation of FirstEnergy under Sections 3.10 or 3.11.

                  VIII.1.4 Indemnification Procedures.

                           (a) If a claim shall be made by any Governmental
Authority that, if successful, would result in the indemnification of a party under Article VIII of this Formation Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify in writing the party obligated to indemnify under this Article VIII (referred to herein as the "Tax Indemnifying Party") in writing; provided, however, that no delay on the part of the Tax Indemnified Party in notifying the Tax Indemnifying Party shall relieve the Tax Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Tax Indemnifying Party is materially prejudiced thereby.

                           (b) The Tax Indemnified Party shall take such action
in connection with contesting such claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that (A) within 30 days after the notice described in Section 8.1.4(a) has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than five Business Days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such claim be contested, (B) the Tax Indemnifying Party shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including reasonable attorneys' and accountants' fees and disbursements, and (C) if the Tax Indemnified Party is requested by the Tax Indemnifying Party to pay the Tax claimed and sue for a refund, the Tax Indemnifying Party shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such claim. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by Section 8.1.4(a), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

                           (c) Subject to the provisions of Section 8.1.4(b),
the Tax Indemnified Party shall enter into a settlement of such contest with the applicable Governmental Authority or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction, all as the Tax Indemnifying Party may request.

                           (d) If, after actual receipt by the Tax Indemnified
Party of an amount advanced by the Tax Indemnifying Party pursuant to Section 8.1.4(b), the extent of the Liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of court or other tribunal or final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable Governmental Authority and any recovery of legal fees from such taxing authority, net of any Taxes as are required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax without regard to any other Tax attributes of such party. Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the Tax Indemnifying Party shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Formation Agreement.

                           (e) Promptly after a final determination, the Tax
Indemnifying Party shall pay to the Tax Indemnified Party the amount of any Tax Losses to which the Tax Indemnified Party may become entitled by reason of the provisions of this Section 8.1.

                  VIII.1.5  Filing of Returns.

                           (a) Range shall prepare and file or cause to be filed
all Returns for the Range Stock Parties that (i) are required to be filed on or before the Closing Date, or (ii) are required to be filed after the Closing Date that (A) are required to include, on a consolidated or combined basis, the operations of any of the Range Stock Parties for any tax period ending on or before the Closing Date, or (B) are required to be filed on a separate return basis for any tax period ending on or before the Closing Date.

                           (b) FirstEnergy shall prepare and file or cause to be
filed all Returns for the FirstEnergy Stock Parties that (i) are required to be filed on or before the Closing Date, or (ii) are required to be filed after the Closing Date that (A) are required to include, on a consolidated or combined basis, the operations of any of the FirstEnergy Stock Parties for any tax period ending on or before the Closing Date, or (B) are required to be filed on a separate return basis for any tax period ending on or before the Closing Date.

                           (c) The Company shall prepare and file or cause to be
filed all Returns required of the Range Stock Parties or the FirstEnergy Stock Parties, or in respect of their activities, for any taxable period ending after the Closing Date that includes the operations of the Range Stock Parties or the FirstEnergy Stock Parties prior to the Closing Date. To the extent possible, all such Returns shall be prepared in a manner consistent with the prior practices of the Range Stock Parties or the FirstEnergy Stock Parties, as the case may be, except for changes necessary to comply with changes in the law.

                  VIII.1.6 Survival. The terms of this Article VIII shall survive in accordance with the applicable statute of limitations.


                                   ARTICLE IX
                     INDEMNIFICATION AND CERTAIN DISCLAIMERS
                     ---------------------------------------

         IX.1     Survival.

                  IX.1.1 The representations and warranties in this Formation Agreement, and in any certificate to be delivered by Range pursuant to Section
7.2.3 and by FirstEnergy pursuant to Sections 5.3(b) and 7.3.3 (the "Officer's Certificates"), shall survive the Closing for a period of two (2) years following the Closing Date, except as follows:

                           (a) the representations and warranties set forth in
Sections 2.1 [Organization], 2.5(a) [Authority], 3.1 and 3.5(a) shall survive indefinitely notwithstanding any otherwise applicable statute of limitations,

                           (b) the representations and warranties set forth in
Sections 2.9 [Employee Benefit Matters], 2.10 [Tax Matters], 2.11 [No Excess Parachute Payments], 3.9, 3.10 and 3.11 shall survive until the expiration of the applicable statute of limitations,

                           (c) the representations and warranties set forth in
Sections 2.12 [Environmental], 2.15 [Title to Properties], 2.20(a) [Title to Oil and Gas Interests], 3.12, 3.15 and 3.20(a) shall survive for a period of four
(4) years after the Closing Date, and

                           (d) the representation and warranty set forth in
Section 2.24(g) [Equipment] and 3.24(g) shall survive for a period of one year after the Closing Date.

No action can be brought with respect to any breach of any representation and warranty made under this Formation Agreement or any Officer's Certificate unless a Claim Notice or Indemnity Notice specifying the breach of the representation or warranty forming the basis of such claim has been delivered to the party alleged to have breached such representation or warranty prior to the termination date of such representation or warranty as described in this Section 9.1.1.

                  IX.1.2 Any claim for indemnity for a breach of a covenant herein shall be effective only as to matters with respect to which a Claim Notice or Indemnity Notice has been delivered pursuant hereto on or before the second anniversary of the Closing Date, except as follows:

                           (a) Any claim for indemnity pursuant to Sections
9.2(a)(i) [Representations or Warranties] or 9.3(a)(i) shall survive for the applicable survival period of the representation or warranty as described in
Section 9.1.1;

                           (b) Any claim for indemnity pursuant to Sections
9.2(a)(iii) [Environmental Compliance Costs] or 9.3(a)(iii) shall survive indefinitely with respect to Environmental Compliance Matters arising out of conditions or operations investigated by the Company in accordance with the provisions of Section 6.8 where on or before the fourth (4th) anniversary of the Closing Date: (i) the decision to remediate or otherwise cure such conditions or operations has been made by the Management Committee pursuant to Section 6.02(i)(O) of the LLC Agreement, or (ii) a request for arbitration with respect to the investigation, remediation, or other cure of any such conditions or operations is pending pursuant to Section 6.02(f)(iv) of the LLC Agreement;

                           (c) Any claim for indemnity pursuant to Sections
9.2(a)(iv) [Scheduled Matters for Title to Properties and Title to Oil and Gas Interests], 9.2(a)(v) [Excluded Liabilities], 9.2(a)(vi) [Fines and Penalties], 9.3(a)(iv), 9.3(a)(v) or 9.3(a)(vi) shall survive indefinitely.

                  IX.1.3 Notwithstanding anything to the contrary herein, any right to indemnity under Articles VIII or IX herein shall expire, terminate and be of no further force or effect on the date that: (a) FirstEnergy (and/or its Affiliates) purchases all of the Membership Interests of Range and its Affiliates in the Company, or (b) Range (and/or its Affiliates) purchases all of the Membership Interests of FirstEnergy and its Affiliates in the Company; provided that this Section 9.1.3 shall not apply to any indemnity claim for which a Claim Notice or an Indemnity Notice has been timely delivered in accordance with the provisions of this Article IX, or a notice of indemnity rights has been timely delivered in accordance with the provisions of Article VIII, prior to the date of such purchase of such Membership Interests. In connection with any such purchase of Membership Interests, FirstEnergy, Range and their respective Affiliates shall execute, and shall cause the Company to execute, a waiver and release of the provisions of Article VIII and this Article IX, consistent with the terms hereof.

                  IX.1.4 For purposes of determining any indemnity survival period pursuant to Sections 9.1.1 and 9.1.2, solely with respect to Gas Transport, the "Closing Date" shall be deemed to be the effective date of contribution of Gas Transport to the Company.

         IX.2      Indemnification by Range.

                           (a) Subject to the terms and conditions set forth in
this Section 9.2, Range shall hold harmless, defend and indemnify each of the Company, its Subsidiaries, FirstEnergy and any Affiliate of FirstEnergy and each of their respective directors, officers, employees and agents (each, a "Range Indemnity Party"), from and against and in respect of any and all losses, costs, Liabilities, damages, expenses (including, without limitation, reasonable expenses of investigation and defense, reasonable fees and disbursements of counsel and court costs, but excluding ordinary course compensation paid to employees of a Range Indemnity Party), Liens or other obligations of any nature whatsoever (collectively, "FirstEnergy Losses"), other than FirstEnergy Losses to the extent recovered by the applicable Range Indemnity Party under any applicable insurance policy, which may be incurred by a Range Indemnity Party and which relates to or results from:

                                    (i) any breach by Range of any
representation or warranty of Range contained in this Formation Agreement or in any Officer's Certificate:

                                    (ii) any breach by Range of any covenant or
agreement of Range contained in this Formation Agreement;

                                    (iii) the Environmental Compliance Costs
relating to the Range Environmental Compliance Matters;

                                    (iv) any matters described in Schedules 2.15
[Scheduled Matters for Title to Properties] or 2.20 [Scheduled Matters for Title to Oil and Gas Interests];

                                    (v)     any Excluded Range Liability;

                                    (vi) fines and penalties of any Governmental
Authority arising out of or relating to the Environmental Laws to the extent attributable to periods prior to the Closing Date; or

                                    (vii) Third Party Claims arising out of the
matters scheduled on Schedule 2.12.

                           (b) Notwithstanding anything to the contrary herein
but subject to the following sentence, in no event shall Range indemnify any Range Indemnity Parties for any FirstEnergy Loss pursuant to Sections 9.2(a)(i), 9.2(a)(ii), 9.2(a)(iii), 9.2(a)(iv), 9.2(a)(vi) or 9.2(a)(vii) unless: (i) the amount of such FirstEnergy Loss arising out of any single item, event, breach, circumstance, or occurrence exceeds $10,000 (the "Threshold Amount"), and (ii) the aggregate amount of all such FirstEnergy Losses which individually exceed the Threshold Amount is greater than $1,000,000 (the "Range Basket Amount"), after which Range will be obligated to pay the entire amount of all FirstEnergy Losses which exceed the Threshold Amount, without deduction of the Range Basket Amount; provided that the foregoing provisions of this Section 9.2(b) shall not apply to the obligations of Range to indemnify the Range Indemnified Parties for a breach of its covenants contained in Sections 1.1.8 [Pre-Closing Allocations],
6.5 [Expenses], and 6.9(b) [Additional Leases]. Range's payment obligation under
Section 6.9.2(c) [Additional Leases] (x) shall not be subject to the provisions of Section 9.2(b)(i), and (y) at Range's option, shall not be subject to the provisions of Section 9.2(b)(ii).

                           (c) Except as provided in Article VIII with respect
to Tax Matters (which as to all indemnity matters shall be governed by the terms of such Article and not this Article IX notwithstanding anything herein to the contrary except as provided in Section 9.1.3), the rights of the Range Indemnity Parties under this Article IX shall be the exclusive remedy of the Range Indemnity Parties with respect to the transactions contemplated by this Formation Agreement, including, without limitation, breaches of representations, warranties, covenants and agreements by Range contained in or made pursuant to this Formation Agreement (other than claims for fraud).

                           (d) In the event that Range shall be obligated to
indemnify any Range Indemnity Party pursuant to this Article IX, upon payment of such indemnity, Range shall be subrogated to all rights of the Range Indemnity Party with respect to claims to which such indemnification relates.

         IX.3     Indemnification by FirstEnergy.

                           (a) Subject to the terms and conditions set forth in
this Section 9.3, FirstEnergy shall hold harmless, defend and indemnify each of the Company, its Subsidiaries, Range and any Affiliate of Range, and each of their respective directors, officers, employees and agents (each, a "FirstEnergy Indemnity Party"), from and against and in respect of any and all losses, costs, Liabilities, damages, expenses (including, without limitation, reasonable expenses of investigation and defense, reasonable fees and disbursements of counsel and court costs, but excluding ordinary course compensation paid to employees of a FirstEnergy Indemnity Party), Liens or other obligations of any nature whatsoever (collectively, "Range Losses"), other than Range Losses to the extent recovered by the applicable FirstEnergy Indemnity Party under any applicable insurance policy, which may be incurred by a FirstEnergy Indemnity Party and which relates to or results from:

                                    (i) any breach by FirstEnergy of any
representation or warranty of FirstEnergy contained in this Formation Agreement or in any Officer's Certificate:

                                    (ii) any breach by FirstEnergy of any
covenant or agreement of FirstEnergy contained in this Formation Agreement;

                                    (iii) the Environmental Compliance Costs
relating to the FirstEnergy Environmental Compliance Matters;

                                    (iv) any matters described in Schedules 3.15
[Scheduled Matters for Title to Properties] or 3.20 [Scheduled Matters for Title to Oil and Gas Interests];

                                    (v) any Excluded FirstEnergy Liability;

                                    (vi) fines and penalties of any Governmental
Authority arising out of or relating to the Environmental Laws to the extent attributable to periods prior to the Closing Date; or

                                    (vii) Third Party Claims arising out of the
matters scheduled on Schedule 3.12.

                           (b) Notwithstanding anything to the contrary herein
but subject to the following sentence, in no event shall FirstEnergy indemnify any FirstEnergy Indemnity Parties for any Range Loss pursuant to Sections 9.3(a)(i), 9.3(a)(ii), 9.3(a)(iii), 9.3(a)(iv), 9.3(a)(vi) or 9.3(a)(vii)
unless: (i) the amount of such Range Loss arising out of any single item, event, breach, circumstance, or occurrence exceeds the Threshold Amount, and (ii) the aggregate amount of all such Range Losses which individually exceed the Threshold Amount is greater than $1,000,000 (the "FirstEnergy Basket Amount"), after which FirstEnergy will be obligated to pay the entire amount of all Range Losses which exceed the Threshold Amount, without deduction of the FirstEnergy Basket Amount; provided that the foregoing provisions of this Section 9.3(b) shall not apply to the obligations of FirstEnergy to indemnify the FirstEnergy Indemnified Parties for a breach of its covenants contained in Sections 1.1.8 [Pre-Closing Allocations], 5.3 [Gas Transport] and 6.5 [Expenses]. FirstEnergy's payment obligation under Section 6.9.1(c) [Additional Leases] (x) shall not be subject to the provisions of Section 9.3(b)(i), and (y) at FirstEnergy's option, shall not be subject to the provisions of Section 9.3(b)(ii).

                           (c) Except as provided in Article VIII with respect
to Tax Matters (which as to all indemnity matters shall be governed by the terms of such Article and not this Article IX notwithstanding anything herein to the contrary, except as provided in Section 9.1.3), the rights of the FirstEnergy Indemnity Parties under this Article IX shall be the exclusive remedy of the FirstEnergy Indemnity Parties with respect to the transactions contemplated by this Formation Agreement, including, without limitation, breaches of representations, warranties, covenants and agreements by FirstEnergy contained in or made pursuant to this Formation Agreement (other than claims for fraud).

                           (d) In the event that FirstEnergy shall be obligated
to indemnify any FirstEnergy Indemnity Party pursuant to this Article IX, upon payment of such indemnity, FirstEnergy shall be subrogated to all rights of the FirstEnergy Indemnity Party with respect to claims to which such indemnification relates.

         IX.4 Indemnification Procedures. All claims for indemnification under this Formation Agreement shall be asserted and resolved as follows:

                           (a) A party claiming indemnification under this
Formation Agreement (an "Indemnified Party") with respect to any claim asserted by a Person other than a party hereto or its Affiliates or the Company ("Third Party Claim") against the Indemnified Party that could give rise to a right of indemnification under this Formation Agreement shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party's best estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Subject to the time limitations for giving a Claim Notice or an Indemnity Notice as is set forth in Section 9.1, failure to promptly provide a Claim Notice in accordance with the foregoing sentence shall not affect the right of the Indemnified Party's indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (A) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to such Third Party Claim and (B) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim; provided that if the Indemnifying Party fails to so notify the Indemnified Party during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability.

                           (b) If the Indemnifying Party notifies the
Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article IX and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.4(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement providing for a finding of responsibility or liability on the part of the Indemnified Party or providing any material sanction or material restriction upon the conduct of any business by the Indemnified Party without the Indemnified Party's consent, which consent shall not be unreasonably withheld. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 9.4(b) or 9.4(d) the Indemnified Party is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person (other than an (i) Affiliate of the Indemnified Party or (ii) the Company). The Indemnified Party may participate in, but not control, any defense or settlement or any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.4, and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

                           (c) If the Indemnifying Party fails to notify the
Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.4(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.4(b) but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 9.4(b) or 9.4(d) the Indemnified Party is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.4(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                           (d) If the Indemnifying Party elects not to assume
the defense of a Third Party Claim, or elects to assume the defense of a Third Party Claim, but reserves the right to dispute whether such claim is an indemnifiable loss under this Agreement, the determination of whether the Indemnified Party is entitled to indemnification hereunder shall be resolved pursuant to the arbitration provisions of this Formation Agreement.

                           (e) If any Indemnified Party has a claim against any
Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, the Indemnified Party's best estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Subject to the time limitations for giving a Claim Notice or an Indemnity Notice as is set forth in Section 9.1, failure to provide such Indemnity Notice shall not affect the right of the Indemnified Party's indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have disputed such claim. If the Indemnifying Party has disputed such claim, such dispute shall be resolved pursuant to the arbitration provisions of this Formation Agreement.

         IX.5 Indemnities by the Company. Subject to the indemnities of FirstEnergy and Range set forth in this Article IX, the parties agree that the Company shall assume all obligations and liabilities that are attributable to the ownership and/or operation of Appalachian Business (including the Included Range Assets and the Included FirstEnergy Assets) and that they shall cause the Company to defend, indemnify and hold harmless each of the FirstEnergy Indemnity Parties and the Range Indemnity Parties from and against and in respect of any and all Range Losses and FirstEnergy Losses which may be incurred by a FirstEnergy Indemnity Party or Range Indemnity Party (as applicable) and which relates to or results from the ownership or operation of the Appalachian Business, the Included FirstEnergy Assets or the Included Range Assets from and after the Closing Date. For purposes of this Section 9.5, solely with respect to Gas Transport, the "Closing Date" shall be deemed to be the effective date of contribution of Gas Transport to the Company.

         IX.6 Disregard of Materiality Qualifiers. For purposes of the indemnification provisions of Articles VIII and IX, in determining whether there has occurred a breach of a representation or warranty of Range or FirstEnergy contained in or made pursuant to this Agreement, as well as the amount of any FirstEnergy Losses or Range Losses resulting therefrom, the provisions of Articles III and IV that are qualified by a Material Adverse Effect or other materiality qualification shall be read and interpreted as if such qualification was not included therein; provided, however, that this Section 9.6 shall not cause a party to be deemed in breach of Sections 2.14(a), 2.22(a), 3.14(a) or 3.22(a), as the case may be, for the failure to disclose agreements which do not exceed the dollar or materiality qualifications set forth in such sections.

         IX.7 Disclaimer of Representations and Warranties. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS FORMATION AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER PARTY HERETO IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE RANGE APPALACHIAN BUSINESS AND INCLUDED RANGE ASSETS OR THE FIRSTENERGY APPALACHIAN BUSINESS OR INCLUDED FIRSTENERGY ASSETS, AS APPLICABLE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, AND, SUBJECT TO SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, IT IS UNDERSTOOD THAT THE COMPANY TAKES THE ASSETS AS IS AND WHERE IS. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES HEREOF IN THIS FORMATION AGREEMENT, AND EXCEPT FOR ALL FRAUDULENT MATTERS BY EITHER PARTY, EACH PARTY HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE CONDITION OF THE INCLUDED RANGE ASSETS OR INCLUDED FIRSTENERGY ASSETS, AS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR (B) ANY INFRINGEMENT BY THE OWNERS OF THE INCLUDED RANGE ASSETS OR INCLUDED FIRSTENERGY ASSETS, AS APPLICABLE, OR ANY OF THEIR RESPECTIVE AFFILIATES, OF ANY PATENT, LICENSE OR PROPRIETARY RIGHT OF ANY THIRD PARTY, IT BEING THE INTENTION OF THE PARTIES HERETO THAT EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE HEREIN BY SUCH PARTIES THE INCLUDED RANGE

ASSETS AND THE INCLUDED FIRSTENERGY ASSETS ARE TO BE ACCEPTED IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

         IX.8 Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN
ANY OTHER PROVISION OF THIS FORMATION AGREEMENT, THE PARTIES HERETO AGREE THAT THE RECOVERY (EITHER DIRECTLY OR INDIRECTLY) BY EITHER PARTY HERETO, THE COMPANY OR ANY OF THE PARTIES' AFFILIATES OF ANY DAMAGES SUFFERED OR INCURRED BY ANY OF THEM AS A RESULT OF ANY BREACH BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER THIS FORMATION AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY OR ITS AFFILIATES AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY OR ITS AFFILIATES FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY OR ITS AFFILIATES AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER.


                                    ARTICLE X
                                   TERMINATION

         X.1      Termination.

                           (a) This Formation Agreement may be terminated at any
time prior to the Closing Date:

                                    (i) by mutual written consent of the parties
hereto; or

                                    (ii) by either FirstEnergy or Range:

                                             (A) if any court of competent
jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby;

                                             (B) if the transactions
contemplated hereby shall not have been consummated on or before October 31, 1999, unless the failure to consummate the transactions contemplated hereby is the result of a material breach of this Formation Agreement by the party seeking to terminate this Formation Agreement; or

                                    (iii) by FirstEnergy, if Range has
negligently or wilfully failed to perform in any material respect any of its covenants, agreements or obligations under this Formation Agreement; or

                                    (iv) by Range, if FirstEnergy has
negligently or wilfully failed to perform in any material respect any of its covenants, agreements or obligations under this Formation Agreement.

                           (b) In the event of termination of this Formation
Agreement as provided in Section 10.1(a), this Formation Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FirstEnergy, any FirstEnergy Participating Entity or Range or any Range Participating Entity, other than (i) the provisions of Sections 6.5 (expenses), 11.1(arbitration) and 11.15 (governing law) and (ii) such termination shall not relieve any party hereto for any breach of this Formation Agreement prior to such termination by a party of any of its representations or warranties or any of its covenants, agreements or obligations set forth in this Formation Agreement. Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Formation Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.


                                   ARTICLE XI
                         CONSTRUCTION AND MISCELLANEOUS
                         ------------------------------

         XI.1     Dispute Resolution and Arbitration.

                  XI.1.1 Dispute Resolution and Arbitration.

                           (a) In the event of any controversy or claim between
the parties hereto or their respective Affiliates, whether based in contract, tort or otherwise, arising out of or relating to any Transaction Document (excluding, however, any Transaction Document containing its own arbitration provision) or the scope, breach, termination or validity of any Transaction Document (a "Claim"), the parties involved in such Claim shall promptly seek to resolve any such Claim by negotiations between senior executives of such parties who have authority to settle the Claim. When a party to a Transaction Document believes there is a Claim thereunder, that party will give all other parties to such Transaction Document written notice of the Claim. Within 30 days after receipt of such notice, the receiving parties shall submit to all other parties thereto a written response. Both the notice and response shall include (A) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (B) the name, title, fax number and telephone number of the executive who will represent that party. In the event the Claim involves a claim arising out of the actions of any Person not a signatory to the relevant Transaction Document, the receiving parties shall have such additional time as necessary, not to exceed an additional 60 days, to investigate the Claim before submitting a written response. The executives shall meet at a mutually acceptable time and place within 15 days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Claim. If one of the executives intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this
Section 11.1.1 shall be treated and maintained by such parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the federal rules of evidence and state rules of evidence.

                           (b) If the Claim has not been resolved within 60 days
after the date of the response given pursuant to Section 11.1.1(a) above, or such additional time, if any, that the parties mutually agree to in writing, or if a party receiving such notice denies the applicability of the provisions of
Section 11.1.1(a) above or otherwise refuses to participate under the provisions of Section 11.1.1(a) above, any party may initiate binding arbitration pursuant to the provisions of Section 11.1.1(c) below.

                           (c) Any Claims not settled pursuant to the foregoing
provisions shall be submitted to binding arbitration in accordance with the following provisions.

                                    (i) The party desiring to initiate
arbitration in connection with any Claim shall notify all other parties in writing, which notice shall demand arbitration, and include a statement of the matter in controversy.

                                    (ii) Within 15 days after receipt of such
demand, the receiving parties and the sending party shall attempt to jointly agree on three arbitrators from the panel made available by the American Arbitration Association. If the parties are unable to so agree within such period, such arbitrators shall be appointed, upon request of the party demanding arbitration, by the Chief U.S. District Court Judge for the Northern District of Ohio or such other person designated by such judge. In the event the judge declines to appoint such arbitrators, appointment shall be made, upon application of the party demanding arbitration, pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

                                    (iii) The parties to the Transaction
Documents hereby request and consent to the three arbitrators conducting a hearing in Cleveland, Ohio, no later than 60 days following their selection or 30 days after all prehearing discovery has been completed, whichever is later, at which the parties to the relevant Transaction Documents shall present such evidence and witnesses as they may choose, with or without counsel.

                                    (iv) Arbitration shall be conducted in
accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

                                    (v) The federal rules of civil procedure, as
modified or supplemented by the local rules of civil procedure for the U.S. District Court, Northern District of Ohio, shall apply in the arbitration. The parties to the relevant Transaction Documents shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the federal rules of civil procedure. Discovery shall be limited to a 60-day period.

                                    (vi) Adherence to formal rules of evidence
shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

                                    (vii) The parties to the Transaction
Documents hereby request that the arbitrators render their decision within 30 calendar days following conclusion of the hearing.

                                    (viii) Any decision by a majority of the
arbitration panel shall be set forth in a written opinion thereof which shall set forth the reasons for such decision and shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any party to the relevant Transaction Documents as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

                                    (ix) The defenses of statute of limitations
and laches shall be tolled with respect to a Claim of which a party to the relevant Transaction Documents gives the other parties thereto written notice, from the date of notice as provided in Section 11.1.1(a) above until such time as the Claim has been resolved pursuant to Section 11.1.1(a) or an arbitration award has been entered pursuant to this Section 11.1.1(c).

                                    (x) The arbitrators shall have no authority
to award special, exemplary or consequential damages.

                  XI.1.2 Choice of Forum. If, despite the agreement of the parties to the Transaction Documents to submit any Claims to binding arbitration, there are any court proceedings arising out of or relating to any Transaction Document or the transactions contemplated hereby, such proceedings shall be brought and tried exclusively in the federal or state courts situated in Cuyahoga County, Ohio. THE PARTIES TO THE TRANSACTION DOCUMENTS HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

         XI.2 Notices. All notices given under this Formation Agreement shall be in writing and shall be addressed to the parties at their respective addresses set forth below:

                           (a)      If to FirstEnergy, to:

                                    FirstEnergy Corp.
                                    76 South Main Street
                                    Akron, OH  44308
                                    Attn:   Mark Clark

                                    With a copy to:

                                    FirstEnergy Corp.
                                    76 South Main Street
                                    Akron, Ohio 44308
                                    Attn:  David L. Feltner, Esq.

                                    and

                                    Brouse McDowell
                                    500 First National Tower
                                    Akron, OH 44308
                                    Attn:  Robert P. Reffner, Esq.

                           (b)      If to Range, to:

                                    Range Resources Corporation
                                    125 State Route 43
                                    Hartville, OH  44632
                                    Attn:  John H. Pinkerton

                                    With a copy to:

                                    Vinson & Elkins L.L.P.
                                    2300 First City Tower
                                    Houston, TX 77002-6760
                                    Attn:  Robin S. Fredrickson

Either party may change its address for purposes of this Formation Agreement by giving the other party written notice thereof. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two Business Days after being mailed, and notices sent by overnight courier shall be deemed to have been given when received, and otherwise notices shall be deemed to have been given when received.

         XI.3 Binding Effect. Except as may be otherwise provided herein, this Formation Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         XI.4 Headings; Language. The headings in this Formation Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Formation Agreement. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Formation Agreement. All references to "Schedule" or "Schedules" refer to the Schedule or Schedules attached to this Formation Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         XI.5 Exhibits and Schedules. The Exhibits and Schedules referred to in this Formation Agreement shall be deemed to be a part of this Formation Agreement.

         XI.6 Counterparts. This Formation Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

         XI.7 No Waiver of Rights. The rights and remedies of the parties to this Formation Agreement are cumulative and not alternative. None of the conditions or provisions of this Formation Agreement shall be held to have been waived by any act or Knowledge on the part of either party, except by an instrument in writing signed by an authorized representative of such party. Neither the failure nor delay by either party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. No waiver by either party of any breach hereof shall be deemed a waiver of any preceding, continuing or succeeding breach of the same or any other term hereof.

         XI.8 Pronouns. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

         XI.9 Time Periods. Unless otherwise specified herein, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next Business Day.

         XI.10 Modification or Amendment. No supplement, modification or amendment of this Formation Agreement shall be binding unless made in a written instrument which is signed by all of the parties and which specifically refers to this Formation Agreement.

         XI.11 Entire Agreement. This Formation Agreement (including all exhibits and schedules and Annex I) and the agreements and documents referred to in this Formation Agreement or delivered hereunder and the Confidentiality Agreement dated December 22, 1998, between Range and FirstEnergy are the exclusive statement of the agreement among the parties and their Affiliates concerning the subject matter hereof. All negotiations among the parties and their Affiliates are merged into this Formation Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties or their Affiliates other than those incorporated herein and to be delivered hereunder.

         XI.12 No Assignment. Neither this Formation Agreement nor any interest herein may be assigned, or any obligation delegated, by either party hereto without the prior written consent of the other party except as expressly provided in this Formation Agreement or to an Affiliate of a party.

         XI.13 Severability. If any one or more of the provisions contained in this Formation Agreement or in any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, provided, however, that in such case the parties shall use their best efforts to achieve the purpose of the invalid provision.

         XI.14 Construction. This Formation Agreement shall be interpreted in accordance with the commonly understood meaning of the words and phrases, and it and the performance of the parties hereto shall be construed and governed according to the laws of the State of Delaware, without reference to conflicts of law principles. No provision of this Formation Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision.

         INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Formation Agreement to be duly executed as of the date and year first above written.


FIRSTENERGY CORP.   ("FirstEnergy")


By: ________________________________
    (Title)


RANGE RESOURCES CORPORATION ("Range")

By: ________________________________
    (Title)

                                     ANNEX I

                                Glossary of Terms


         As used in the Formation Agreement, unless specified to the contrary in such agreement, the terms set forth below shall (i) be used with the meanings assigned below, (ii) apply equally to both the singular and plural forms of such terms, and (iii) with respect to any such term that is a pronoun, whenever the context may require, include the corresponding masculine, feminine and neuter forms. Accounting terms used in the Formation Agreement and not otherwise defined herein shall have the meanings attributed to them under GAAP.

Definitions. When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

         "Act" means the Delaware Revised Limited Liability Company Act, as the same may be amended from time to time.

         "Administrative Services and Lease Agreement" shall have the meaning set forth in Section 1.1.2(b).

         "Affiliate" of any Person means any Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person and any officer, director or Controlling Person of such Person, excluding (in any case) the Company.

         "Allocated Value" shall mean, with respect to the FirstEnergy PUDs and the Range PUDs, the value identified for each such property on Schedule 6.9(a) and Schedule 6.9(b), respectively.

         "Appalachian Basin Area" shall mean the States of Ohio, Pennsylvania, New York, West Virginia, Michigan, Illinois, Indiana, Virginia, Tennessee and Maryland.

         "Appalachian Business" shall mean the FirstEnergy Appalachian Business and the Range Appalachian Business.

         "Assumed Debt" shall have the meaning set forth in Section 1.1.9.

         "Books and Records" means all books and records of any Person relating to such Person's business and properties, including (i) all books and records relating to the purchase of materials and supplies, sales of products, dealings with customers, invoices, suppliers' lists and personnel records, (ii) all contracts, reports, opinions, maps and other documents affecting the title to or the value of its properties, (iii) Tax returns, and (iv) all financial and operating data, files and other information with respect to its business and properties.

         "Buffalo Oilfield" shall mean Buffalo Oilfield Services, Inc., an Ohio corporation.

         "Business Day" shall mean Monday through Friday, except for a legal or bank holiday in the States of Ohio or Texas.

         "Claim" shall have the meaning set forth in Section 11.1.1(a).

         "Claim Notice" shall have the meaning set forth in Section 9.4(a).

         "Closing Date" or "Closing" shall have the meaning set forth in Section 1.1.6.

         "Code" shall mean the Internal Revenue Code on 1986, as amended from time to time.

         "Company" shall have the meaning set forth in the recitals and from and after the Closing shall be the governed by the LLC Agreement.


                                ANNEX I - Page 1

         "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, of either of the following:

                  (a) (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or

                  (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

         "Customary Post-Closing Consents" shall have the meaning set forth in
Section 2.20(a)(vii).

         "Defensible Title" shall have the meaning given in Section 2.20, with respect to the Range Oil and Gas Interests and Section 3.20, with respect to the FirstEnergy Oil and Gas Interests.

         "Election Period" shall have the meaning set forth in Section 9.4(a).

         "Environment" shall mean soil, surface waters, groundwaters, stream sediments, ambient air and any other environmental medium.

         "Environmental Compliance Costs" shall mean all costs paid by the Company to non-affiliated third parties in connection with remedying (but not investigating) the Environmental Compliance Matters (including costs of fines, penalties and other third party costs).

         "Environmental Compliance Matters" shall mean FirstEnergy Environmental Compliance Matters and Range Environmental Compliance Matters.

         "Environmental Law" shall mean any national, regional or local environmental or health and safety-related Law (including common Law), existing as of the date hereof.

         "Environmental Matters" shall mean those matters covered by or described in Section 2.12 for Range, and Section 3.12 for FirstEnergy.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excluded FirstEnergy Assets" shall mean the assets and properties described in Exhibit G hereto; provided, however, that any property described on Exhibit G comprising an Other Facility (as defined in the Administrative Services Agreement) shall become an Included FirstEnergy Asset for all purposes under this Agreement if and when such Other Facility is contributed to the Company pursuant to the terms of the Administrative Services and Lease Agreement effective upon the date of such contribution.

         "Excluded FirstEnergy Liabilities" shall mean:

         (a) Any Liability (i) relating to the Excluded FirstEnergy Assets, (ii) relating to the FirstEnergy Existing Litigation, (iii) on account of the employment, failure to employ or termination of employment, including constructive termination, by any FirstEnergy Stock Party of any individual, including an employee of a FirstEnergy Stock Party, and (iv) relating to the FirstEnergy Plans or FirstEnergy Benefit Programs and Agreements and all other Liabilities under ERISA or the Code in connection with any employee benefit plan as defined in Section 3(3) of ERISA or any other employee benefit plan, agreement or arrangement, maintained, sponsored by or contributed to by any corporation, trade, business or entity under common control with FirstEnergy within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA;


                                ANNEX I - Page 2

         (b) Any Liability of or relating to the business, assets or operations of any FirstEnergy Stock Party relating to any FirstEnergy Non-Appalachian Business;

         (c) The legal, accounting and investment banking fees and expenses incurred by FirstEnergy or its Subsidiaries or the FirstEnergy Appalachian Business relating to the formation of the Company and the other transactions contemplated by the Formation Agreement; and

         (d) Any obligation under any capital lease, sale lease back arrangement or note, bond or other obligation for borrowed money to which any FirstEnergy Stock Party or the FirstEnergy Appalachian Business is subject.

All references to the FirstEnergy Appalachian Business or any FirstEnergy Stock Party contained in this definition of "Excluded FirstEnergy Liabilities" include all predecessors in interest or title to the FirstEnergy Appalachian Business or any FirstEnergy Stock Party.

         "Excluded Range Assets" shall mean the assets and properties described in Exhibit H hereto; provided, however, that any property described on Exhibit H comprising an Other Facility (as defined in the Administrative Services Agreement) shall become an Included Range Asset for all purposes under this Agreement if and when such Other Facility is contributed to the Company pursuant to the terms of the Administrative Services and Lease Agreement effective upon the date of such contribution.

         "Excluded Range Liabilities" shall mean:

                  (a) Any Liability (i) relating to the Excluded Range Assets,
(ii) relating to the Range Existing Litigation, (iii) on account of the employment, failure to employ or termination of employment, including constructive termination, by any Range Stock Party of any individual, including an employee of a Range Stock Party, and (iv) relating to the Range Plans or Range Benefit Programs and Agreements and all other Liabilities under ERISA or the Code in connection with any employee benefit plan as defined in Section 3(3) of ERISA or any other employee benefit plan, agreement or arrangement, maintained, sponsored by or contributed to by any corporation, trade, business or entity under common control with Range within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA;

                  (b) Any Liability of or relating to the business, assets or operations of a Range Stock Party relating to any Non-Appalachian Business;

                  (c) The legal, accounting and investment banking fees and expenses incurred by Range or its Subsidiaries or the Range Appalachian Business relating to the formation of the Company and the other transactions contemplated by the Formation Agreement; and

                  (d) Any obligation under any capital lease, sale lease back arrangement or note, bond or other obligation for borrowed money to which any Range Stock Party or the Range Appalachian Business is subject, excluding the Assumed Debt.

All references to the Range Appalachian Business or any Range Stock Party contained in this definition of "Excluded Range Liabilities" include all predecessors in interest or title to the Range Appalachian Business or any Range Stock Party.

         "FFE Assets" shall mean the furniture, fixtures, equipment, and computer systems described in Schedule 1.1.4(e).

         "FirstEnergy Appalachian Business" shall have the meaning set forth in the recitals.

         "FirstEnergy Appalachian Employees" shall have the meaning set forth in
Section 3.6(b).


                                ANNEX I - Page 3

         "FirstEnergy Basket Amount" shall have the meaning set forth in Section 9.3(b).

         "FirstEnergy Benefit Programs or Agreements" shall have the meaning set forth in Section 3.9(a)(ii).

         "FirstEnergy Classified Property" shall have the meaning set forth in
Section 3.20.

         "FirstEnergy Commonly Controlled Entity" shall have the meaning set forth in Section 3.9(e).

         "FirstEnergy Environmental Compliance Matters" shall have the meaning set forth in Section 6.8(b).

         "FirstEnergy Existing Litigation" shall have the meaning set forth in
Section 3.8.

         "FirstEnergy Indemnity Parties" shall have the meaning set forth in
Section 9.3(a).

         "FirstEnergy Leasehold Interests" shall have the meaning set forth in
Section 3.23(a).

         "FirstEnergy Losses" shall have the meaning set forth in Section
9.2(a).

         "FirstEnergy Material Contracts" shall have the meaning set forth in
Section 3.14(a).

         "FirstEnergy Non-Appalachian Business" shall mean the business, assets or operations of FirstEnergy and its Subsidiaries, other than the FirstEnergy Appalachian Business.

         "FirstEnergy Oil and Gas Contracts" shall have the meaning set forth in
Section 3.22(b).

         "FirstEnergy Oil and Gas Interests" shall have the meaning set forth in
Section 3.23(a).

         "FirstEnergy Participating Entities" shall mean Marbel Energy, Marbel HoldCo, NOOCI, J R Operating, MB Operating, Gas Transport, and Ohio Intrastate, and prior to the consummation of the transactions described in Section 5.2 hereof, JR Nominee Corp., Natural Gas Brokerage, and JR Nominee Corp.-II.

         "FirstEnergy Permitted Encumbrances" shall have the meaning set forth in Section 3.20(a).

         "FirstEnergy Plans" shall have the meaning set forth in Section 3.9(a)(i).

         "FirstEnergy PUD" shall have the meaning set forth in Section 6.9.1.

         "FirstEnergy Reserve Report" shall have the meaning set forth in
Section 3.23(a).

         "FirstEnergy Stock Parties" shall mean J R Operating, MB Operating, Gas Transport, and Ohio Intrastate, and prior to the consummation of the transactions described in Section 5.2 hereof, J R Nominee Corp., Natural Gas Brokerage, and J R Nominee Corp.-II.

         "Formation Agreement" shall mean this Formation Agreement, as the same may be amended, modified or supplemented from time to time.

         "GAAP" means generally accepted accounting principles.

         "Gas Transport" shall mean Gas Transport, Inc., an Ohio corporation.

         "Governmental Authority" means any federal, state, regional or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any federal, state, regional or local government.


                                ANNEX I - Page 4

         "HSR Act" shall have the meaning set forth in Section 6.3(a).

         "Hydrocarbons" shall have the meaning set forth in Section 2.23(a) with respect to the Range Appalachian Business and Section 3.23(a) with respect to the FirstEnergy Appalachian Business.

         "Included FirstEnergy Assets" shall mean all of the respective real and personal property of the FirstEnergy Stock Parties, including (without limitation) Suspense Funds relating to the FirstEnergy Appalachian Business, but excluding the Excluded FirstEnergy Assets.

         "Included Range Assets" shall mean all the respective real and personal property of the Range Stock Parties, the FFE Assets, and the Range Michigan Assets, including (without limitation) Suspense Funds relating to the Range Appalachian Business, but excluding the Excluded Range Assets.

         "IDC Agreement" shall mean the agreement described in Section 1.1.2(e).

         "Indebtedness" of a Person shall mean any (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations under any lease which have been or should be capitalized under GAAP; and (h) obligations secured by any mortgage, deed of trust or security instrument, whether or not the obligations have been assumed.

         "Indemnity Notice" shall have the meaning set forth in Section 9.4(e).

         "Indemnified Party" shall have the meaning set forth in Section 9.4(a).

         "Indemnifying Party" shall have the meaning set forth in Section
9.4(a).

         "Intellectual Property" shall have the meaning set forth in Section
2.16.

         "Initial FirstEnergy Members" shall mean Marbel Energy, FirstEnergy, and NOOCI.

         "Initial Range Members" shall mean Range HoldCo, Range Production and Range Energy Ventures.

         "J R Operating" shall mean J R Operating Co., Inc., an Ohio corporation.

         "Knowledge" with respect to Range, shall mean the knowledge of: Thomas
J. Edelman, Michael V. Ronca, Mark Butta, Thomas W. Stoelk, Steven L. Grose, Jeffery A. Bynum, John H. Pinkerton, and Mark Acree, and with respect to FirstEnergy, shall mean the knowledge of: Kathryn W. Dindo, Lawrence P. Haren, Mark T. Clark, Dean K. Cobbs, Benjamin H. Thomas, Jonathan G. Mitchell, Thomas
G. Booth and Richard C. Sponaugle. An individual will be deemed to have Knowledge of a particular fact or matter if a reasonable business person in such position would be aware of such fact or matter in the ordinary course of business.

         "Law" shall mean any national, regional or local law, statute, regulation, decree, ordinance, rule or order, or arbitration award whether existing previously or as of the date hereof.

         "Liabilities" means responsibilities, obligations, duties, commitments, claims and liabilities of any and every kind, whether known or unknown, accrued, absolute, contingent or otherwise.

         "Lien" means any lien, charge, covenant, condition, easement, adverse claim, demand, encumbrance, limitation, security interest, option, pledge or any other title defect or restriction of any kind.


                                ANNEX I - Page 5

         "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of the Company dated as of the Closing Date between Range HoldCo and Marbel HoldCo, in the form attached hereto as Exhibit I.

         "Marbel Energy" shall mean Marbel Energy Corporation, an Ohio corporation.

         "Marbel HoldCo" shall mean Marbel HoldCo, Inc., an Ohio corporation.

         "Master Gas Purchase Agreement" shall mean the agreement described in
Section 1.1.2(c).

         "Material Adverse Effect" shall mean, when used in connection with any Person, the Range Appalachian Business or the FirstEnergy Appalachian Business, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of that Person and its Subsidiaries, taken as a whole, or of the Range Appalachian Business or the FirstEnergy Appalachian Business, as the case may be; provided, however, a Material Adverse Effect or material adverse change with respect to any Person or the Range Appalachian Business or the FirstEnergy Appalachian Business shall not include (i) any effect or change relating to or affecting the oil and gas industry as a whole, (ii) changes in national or international economic conditions or industry conditions generally,
(iii) changes, or possible changes, in Laws applicable to such Person or the Range Appalachian Business or the FirstEnergy Appalachian Business, as the case may be, or (iv) the loss of employees, customers or suppliers thereby as a direct or indirect consequence of any announcement or expectation of the transactions contemplated hereby.

         "MB Operating" shall mean MB Operating Co., Inc., an Ohio corporation.

         "Members" shall mean Marbel HoldCo and Range HoldCo.

         "Membership Interest" shall mean an interest as a member in the Company.

         "NOOCI" shall mean The Northeast Ohio Operating Companies, Inc., an Ohio corporation.

         "Oceana Exploration" shall mean Oceana Exploration Company, L.C., a Texas limited liability company.

         "Officer's Certificates" shall have the meaning set forth in Section 9.1.1.

         "Ohio Intrastate" shall mean Ohio Intrastate Gas Transmission Company, an Ohio corporation.

         "PBGC" shall have the meaning set forth in Section 2.9(d).

         "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan.

         "Permit" shall mean any permit, license, approval, consent or authorization issued by a Governmental Authority.

         "Permitted Liens" shall mean:

         (a) any preferential purchase rights, required third party consents to assignment and similar agreements and obligations not applicable to the transactions contemplated hereby, or if applicable to the transactions contemplated hereby, with respect to which prior to the Closing Date (A) waivers or consents have been obtained from the appropriate Person, or (B) the applicable period of time for asserting such rights has expired without any exercise of such rights;


                                ANNEX I - Page 6

         (b) Liens for Taxes or assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business;

         (c) materialmen's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar Liens arising in the ordinary course of business
(A) if they have not been filed pursuant to Law, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by Law or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action;

         (d) Customary Post-Closing Consents; and

         (e) all rights reserved to or vested in any Governmental Authority to control or regulate any of the applicable properties or assets in any manner, and all applicable Laws.

         "Person" means any individual, corporation, partnership, association or any other entity or organization.

         "Range Appalachian Business" shall have the meaning set forth in the recitals.

         "Range Appalachian Employees" shall have the meaning set forth in
Section 2.6(b).

         "Range Bank Liens" shall mean the liens held by BankOne N.A., as agent for certain banks on the stock of the Range Stock Parties.

         "Range Basket Amount" shall have the meaning set forth in Section
9.2(b).

         "Range Benefit Programs or Agreements" shall have the meaning set forth in Section 2.9(a)(ii).

         "Range Classified Property" shall have the meaning set forth in Section 2.20.

         "Range Commonly Controlled Entity" shall have the meaning set forth in
Section 2.9(e).

         "Range Development" shall mean Range Resources Development Company, a Delaware corporation.

         "Range Energy I" means Range Energy I, Inc., a Delaware corporation.

         "Range Energy Ventures" shall mean Range Energy Ventures Corporation, a Delaware corporation.

         "Range Environmental Compliance Matters" shall have the meaning set forth in Section 6.8(a).

         "Range Existing Litigation" shall have the meaning set forth in Section 2.8.

         "Range HoldCo" mean Range HoldCo, Inc., a Delaware corporation,

         "Range Indemnity Parties" shall have the meaning set forth in Section 9.2(a).

         "Range Leasehold Interests" shall have the meaning set forth in Section 2.23(a).

         "Range Losses" shall have the meaning set forth in Section 9.3(a).

         "Range Material Contracts" shall have the meaning set forth in Section 2.14.

         "Range Michigan Assets" shall mean the assets and properties described in Exhibit J hereto excluding any Excluded Range Assets.


                                ANNEX I - Page 7

         "Range Non-Appalachian Business" shall mean the business, assets or operations of Range and its Subsidiaries, other than the Range Appalachian Business.

         "Range Oil and Gas Contracts" shall have the meaning set forth in
Section 2.22(b).

         "Range Oil and Gas Interests" shall have the meaning set forth in
Section 2.23(a).

         "Range Operating" shall mean Range Operating Company, an Ohio corporation.

         "Range Participating Entities" shall mean Range Production, Range HoldCo, Range Energy Ventures, Range Energy I, Range Operating, Buffalo Oilfield and Oceana Exploration and prior to the consummation of the actions described in
Section 4.2 hereof, Range Development.

         "Range Permitted Encumbrances" shall have the meaning set forth in
Section 2.20(a).

         "Range Plans" shall have the meaning set forth in Section 2.9(a)(i).

         "Range Production" shall mean Range Production I, L.P., a Delaware limited partnership.

         "Range PUD" shall have the meaning set forth in Section 6.9.2.

         "Range Reserve Report" shall have the meaning set forth in Section 2.23(a).

         "Range Stock Parties" shall mean Range Operating, Buffalo Oilfield, and Oceana Exploration and, prior to the consummation of the transactions described in Section 4.2 hereof, Range Development.

         "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         "Regulatory Period" shall have the meaning set forth in Section 5.3.

         "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping into the Environment.

         "Retail Gas Contract Assignment" shall mean the assignment described in
Section 1.1.2(f).

         "Retail Gas Contracts" shall have the meaning set forth in the recitals.

         "Retail Gas Contracts Consideration" shall mean the amount of $7,000,000.

         "Retail Gas Sales Contracts" shall have the mean set forth in the recitals.

         "Returns" means any and all returns, declarations of estimated tax, reports, statements and other documents relating to or required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         "Subsidiary" shall mean a corporation, limited partnership, limited liability company or other entity which is under the Control of a corporation, limited partnership, limited liability company or other entity.

         "Suspense Funds" shall mean the amounts payable to Third Parties but held in suspense by a Person on account of title discrepancies, unknown ownership or similar reasons, or as authorized by applicable Law.

         "Taxes" means all federal, state, local, foreign or provincial net or gross income, profits, franchise, unincorporated business, withholding, capital, general corporate, customs duties, environmental (including taxes under Section 59A of the Code), disability, registration, alternative, add-on, minimum, estimated, sales, goods and services, use, occupation, property, severance, production, payroll, employment, excise, recording, ad valorem,


                                ANNEX I - Page 8
gains, transfer, value-added, unemployment compensation, social security premium, privilege and any and all other taxes (including interest, additions to tax and penalties thereon, and interest on such additions to tax and penalties).

         "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

         "Tax Indemnified Party" shall have the meaning set forth in Section 8.1.4(a).

         "Tax Indemnifying Party" shall have the meaning set forth in Section 8.1.4(a).

         "Threat of Release" shall mean a substantial likelihood of a Release that requires action to prevent or mitigate damage to the Environment that may result from such Release.

         "Third Party Claim" shall have the meaning set forth in Section 9.4(a).

         "Threshold Amount" shall have the meaning set forth in Section 9.2(b).


                                ANNEX I - Page 9

         "Transaction Documents" shall mean, collectively, the Formation Agreement, the LLC Agreement, the Administrative Services and Lease Agreement, the Master Gas Purchase Agreement, the IDC Agreement and each of the instruments to be executed and delivered by the parties to the Formation Agreement in connection with the consummation of the transactions contemplated by the Formation Agreement.

         "WARN" shall have the meaning set forth in Section 2.17.

SCHEDULES
---------

1.1.4(e)                   -        FFE Assets
1.1.8                      -        Contributed/Retained Assets and Liabilities

Range
2.1                        -        Business as foreign entity
2.2                        -        Financial Information
2.3                        -        Ownership in Subsidiaries
2.5                        -        Exceptions to Approvals
2.6                        -        Absence of Certain Changes or Events
2.8                        -        Existing Litigation
2.9                        -        Employee Benefit Matters
2.10(a), 2.10(b),          -        Tax Matters
2.10(c), and 2.10(e)
2.12                       -        Environmental Matters
2.14                       -        Contracts and other agreements
2.15(a)                    -        Title to Property
2.17                       -        Labor Matters
2.18                       -        Insurance
2.20(a)                    -        Exceptions to Defensible Title
2.20(b)                    -        Matters regarding Leasehold Interests
2.22                       -        Oil and Gas Contracts
2.22.1                     -        Recent Authorizations
2.22.2                     -        Specific Lease Terms
2.23(a)                    -        Exceptions to Information for Reserve Report
2.23(b)                    -        List of Oil and Gas Interests included in Reserve Report
2.24                       -        Exceptions to Oil and Gas Wells, Proceeds and Sales; Equipment
2.25                       -        Necessary Assets

FirstEnergy
3.1                        -        Business as Foreign Entity
3.2                        -        Financial Information
3.3                        -        Ownership in Subsidiaries
3.5                        -        Exceptions to Approvals
3.6                        -        Absence of Certain Changes or Events
3.8                        -        Existing Litigation
3.9                        -        Employee Benefit Matters
3.10(a), 3.10(b),          -        Tax Matters
3.10(c), and 3.10(e)
3.12                       -        Environmental Matters
3.14                       -        Material Contracts and Agreements
3.15(a)                    -        Title to Properties
3.17                       -        Labor Matters
3.18                       -        Insurance
3.20(a)                    -        Exceptions to Defensible Title
3.20(b)                    -        Matters regarding Leasehold Interests
3.22                       -        Oil and Gas Contracts
3.22.1                     -        Recent Authorizations
3.22.2                     -        Specific Lease Terms
3.23(a)                    -        Exceptions to Information for Reserve Report
3.23(b)                    -        Oil and Gas Interests included in Reserve Report

3.24                       -        Exceptions to Oil and Gas Wells, Proceeds and Sales; Equipment
3.25                       -        Necessary Assets

Other
6.6                        -        [Intentionally omitted.]
6.9(a)                     -        FirstEnergy Additional Leases
6.9(b)                     -        Range Additional Leases

EXHIBITS
--------
A        -        Retail Gas Contracts
B        -        Administrative Services and Lease Agreement
C        -        Master Gas Purchase Agreement
D        -        [Intentionally Omitted]
E        -        IDC Agreement
F        -        Retail Gas Contract Assignment
G        -        Excluded FirstEnergy Assets
H        -        Excluded Range Assets
I        -        LLC Agreement
J        -        Range Michigan Assets